                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                AUTODESK, INC.,

                           AUTODESK DEVELOPMENT B.V.,

                                 AUTODESK GmbH,

                         GENIUS CAD SOFTWARE GmbH, AND

                               DR. GEORG BAUMANN

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                               TABLE OF CONTENTS
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Section 1- The Acquisition                                                                  9

  1.1  Purchase of Assets..............................................................     9
  1.2  Retained Assets.................................................................    11
  1.3  Assumption of Liabilities.......................................................    11
  1.4  Risk of Loss....................................................................    11
  1.5  Consideration for Assets........................................................    11
  1.6  Allocation......................................................................    13
  1.7  Closing.........................................................................    13
  1.8  Employees.......................................................................    16

Section 2 - Representations and Warranties of Genius and Dr. Baumann                       17

  2.1  Organization of Genius..........................................................    18
  2.2  Genius Capital Structure........................................................    18
  2.3  Subsidiaries....................................................................    18
  2.4  Authority; Consents.............................................................    18
  2.5  Genius Financials...............................................................    19
  2.6  No Undisclosed Liabilities......................................................    19
  2.7  No Changes......................................................................    20
  2.8  Tax and Tax Returns and Audits..................................................    21
  2.9  Restrictions on Business Activities.............................................    22
 2.10  Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment..    22
 2.11  Intellectual Property...........................................................    22
 2.12  Assignment of Baumann Licensed Materials........................................    24
 2.13  Agreements, Contracts and Commitments...........................................    25
 2.14  Interested Party Transactions...................................................    27
 2.15  Governmental Authorization......................................................    27
 2.16  Litigation......................................................................    27
 2.17  Accounts Receivable.............................................................    28
 2.18  Environmental Matters...........................................................    28
 2.19  Brokers' and Finders' Fees; Third Party Expenses................................    29
 2.20  Labor Matters...................................................................    29
 2.21  Insurance.......................................................................    29
 2.22  Compliance with Laws............................................................    29
 2.23  Complete Copies of Materials....................................................    29
 2.24  Materials and Parts.............................................................    30
 2.25  Inventories.....................................................................    30
 2.26  No Insolvency...................................................................    30
 2.27  Representations Complete........................................................    30
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Section 3 - Representations and Warranties of Autodesk.................................    31

  3.1  Organization, Standing and Power................................................    31
  3.2  Authority.......................................................................    31
  3.3  Consents........................................................................    32
  3.4  Cash Consideration..............................................................    32
  3.5  Non-Contravention; Consents.....................................................    32
  3.6  Representations Complete........................................................    32
  3.7  No Insolvency...................................................................    32
  3.8  Complete Copies of Materials....................................................    32
  3.9  Due Diligence Examination.......................................................    32

Section 4 - Conduct Prior to the Closing Date..........................................    33

  4.1  Conduct of Business of Genius and Dr. Baumann...................................    33
  4.2  Special Exceptions..............................................................    35
  4.3  No Solicitation.................................................................    35
  4.4  European Cartel Filings.........................................................    36

Section 5 -  Additional Agreements.....................................................    36

  5.1  Genius' Shareholder Approval....................................................    36
  5.2  Access to Information...........................................................    36
  5.3  Confidentiality.................................................................    37
  5.4  Expenses........................................................................    37
  5.5  Public Disclosure...............................................................    37
  5.6  Break-Up Fee....................................................................    38
  5.7  Consents........................................................................    39
  5.8  Best Efforts....................................................................    40
  5.9  Notification of Certain Matters.................................................    40
 5.10  Additional Documents and Further Assurances.....................................    40
 5.11  Tax Returns.....................................................................    40
 5.12  Payment of Taxes................................................................    41
 5.13  General Assignments.............................................................    41
 5.14  Rental Agreement and Sub-Rental Agreement.......................................    41
 5.15  License Back of Technology......................................................    41
 5.16  PowerParts Distribution Agreement...............................................    41
 5.17  Independent Nature of the Independent/Supplemental Agreements...................    41
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Section 6 -  Conditions to the Acquisition and the Other Related Transactions......     42

 6.1      Conditions to Obligations of Each Party to Effect the Acquisition and the
          Other Related Transactions................................................    42
 6.2      Additional Conditions to Obligations of Genius............................    43
 6.3      Additional Conditions to the Obligations of Autodesk......................    44

Section 7 -  Indemnity and Escrow...................................................    46

 7.1      Indemnity and Escrow Fund.................................................    46

Section 8 -  Termination, Amendment and Waiver......................................    46

 8.1      Termination...............................................................    46
 8.2      Effect of Termination.....................................................    47
 8.3      Amendment.................................................................    48
 8.4      Extension; Waiver.........................................................    48

Section 9 -  Post Closing Covenants.................................................    48

 9.1      Discharge of Debts........................................................    48
 9.2      Payment of Taxes..........................................................    48
 9.3      Post-Closing Access to the Pre-Closing Books and Records of Genius........    48
 9.4      Retention of Source Code for the Genius Products on Closing...............    49

Section 10 -  General Provisions....................................................    50

 10.1     Survival of Representations and Warranties................................    50
 10.2     Attorneys' Fees...........................................................    50
 10.3     Notices...................................................................    50
 10.4     Interpretation............................................................    52
 10.5     Counterparts..............................................................    52
 10.6     Entire Agreement..........................................................    52
 10.7     Severability..............................................................    53
 10.8     Equitable or Extraordinary Remedies.......................................    53
 10.9     Other Remedies............................................................    53
 10.10    Governing Law and Arbitration.............................................    53
 10.11    Rules of Construction.....................................................    55
 10.12    Accounting Terms..........................................................    55
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 10.13    Disclosure Schedules and Autodesk's Disclosure Schedules Updates
          and the Effect Thereof/Exceptions.........................................    55
 10.14    Successors and Assigns....................................................    56
 10.15    Delays, Omissions, Waivers................................................    56
 10.16    Monetary Conversion.......................................................    57
 10.17    Apportionment of the Genius Assets Between the Autodesk Parties...........    57
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                                       5

                               INDEX OF EXHIBITS
                               -----------------

     EXHIBIT        DESCRIPTION
     -------        -----------

     Exhibit A      Indemnity Escrow Agreement

     Exhibit A-1    Investment Guidelines

     Exhibit A-2    Escrow Agent Fee Schedule

     Exhibit B      Assignment and Assumption Agreement

     Exhibit C      Bill of Sale and General Assignment of Assets

     Exhibit D      Assignment of Trademarks

     Exhibit D-1    Trademark Assignment Listing

     Exhibit E      Assignment of Copyrights

     Exhibit E-1    Copyright Assignment Listing

     Exhibit F      Summary Financial Information

     Exhibit G      Disclaimer of Dr. Baumann and Annette Baumann

     Exhibit H      Technology License Agreement

     Exhibit I      Autodesk Bundled Distribution Agreement

     Exhibit J      Sub-Rental Agreement

     Exhibit K      Rental Agreement

     Exhibit L      Approved Press Release(s)

     Exhibit M      Autodesk's Bring Down Certificate

     Exhibit N      Genius' Bring Down Certificate

     Exhibit O      Dr. Baumann's Bring Down Certificate

     Exhibit P      Non-Competition and Non-Solicitation Agreement

     Exhibit Q      Apportionment of the Genius Assets Between the Autodesk
                    Parties

                               INDEX OF SCHEDULES
                               ------------------


  Genius Schedule   DESCRIPTION
  ---------------   -----------

     1.1(a)         Intellectual Property
     1.1(b)         Genius Products
     1.1(f)         Fixed Assets
     1.2            Retained Assets
     1.2(a)         Retained Tangible and Intangible Personal Property
     1.3            Assumed Liabilities
     1.6            Allocation
     1.8            Employees
     2.2            Capitalization
     2.3            Subsidiaries
     2.4            Governmental And Non-Governmental Third Party Consents
     2.5            Genius Financials
     2.6            Undisclosed Liabilities
     2.7            No Changes
     2.8(b)         Tax Returns and Audits
     2.9            Restrictions on Business Activities
     2.10(a)        Leased Real Property
     2.10(b)        Liens On Genius Assets
     2.10(c)        Equipment
     2.11(a)        Conflicts Involving Intellectual Property
     2.11(b)        Compensation For Intellectual Property
     2.11(c)        Ownership of Intellectual Property
     2.11(d)        Liens, Etc. On Intellectual Property
     2.12(a)        Copy of Documents Effecting the Assignment Of the Baumann
                    Licensed Materials to Genius
     2.12(b)        Compensation for Baumann Licensed Materials
     2.12(c)        Liens, Etc. On Baumann Licensed Materials
     2.13           Agreements, Contracts And Commitments
     2.14           Interested Party Transactions
     2.15           Governmental Authorizations
     2.16           Litigation
     2.18           Environmental Liabilities, Disposal Sites and Capital
                    Expenditures
     2.19           Brokers' and Finders' Fees; Third Party Expenses
     2.20           Labor Matters
     2.21           Insurance
     2.22           Compliance With Laws

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     This ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into so as to be effective on May 4, 1998 by and between Autodesk, Inc., a Delaware corporation. The Swiss branch of Autodesk Development B.V., a Netherlands corporation, and Autodesk GmbH, a German limited liability company, subject to the limitations set forth below (jointly and severally "AUTODESK"), and Genius CAD Software GmbH, a German limited liability company ("GENIUS"). Dr. Georg Baumann, an individual and a citizen of the Federal Republic of Germany ("DR. BAUMANN") is a signatory party to this Agreement only for the limited purposed specified in Sections 1.7 (vi), 2.8, 2.11, 2.12, 2.23, 2.27, 5.6, 5.17, 7.1 and
10 of this Agreement, and for the purposes set forth in the other agreements referred to specifically in those Sections, and for no other purpose whatsoever. Autodesk GmbH is a signatory party to this Agreement only to the extent that the provisions of this Agreement and the agreements contemplated herein, relate to the fixed Genius Assets (as defined in Section 1.1 and Schedule 1.1(f)), the New
                                                       --------------
Autodesk Employees (as defined in Section 1.8(a) and Schedule 1.8), the Sub-
                                                     ------------
Rental Agreement (as described in Section 5.14 and Exhibit J) and the Rental
                                                   ---------
Agreement (as described in Section 5.14 and EXHIBIT K). Where appropriate, Autodesk GmbH shall be referred to as a distinct entity in this Agreement.

                                    RECITALS

     A. Genius is engaged in the business of developing and marketing software products to third parties, including products which provide tools for mechanical design professionals. The above activities of Genius shall be collectively referred to as the "BUSINESS".

     B. Autodesk and Autodesk's Board of Directors believe that it is in the best interests of Autodesk and its shareholders, and Genius and its Managing Directors believe that it is in the best interests of Genius and its shareholders, that Autodesk acquire certain assets of, and assume certain of the liabilities of Genius (the "ACQUISITION") in consideration of a cash payment by Autodesk (as described in Section 1.5(a)) and the assumption by Autodesk of the Assumed Liabilities (as described in Section 1.3). A portion of the funds otherwise payable in cash by Autodesk in connection with the Acquisition shall be placed in escrow, and the payment of such amount shall be contingent upon certain events and conditions which are set forth in the Indemnity Escrow Agreement (Exhibit A).

     C. The parties hereto acknowledge that the primary purpose of this Agreement is to transfer certain software technology developed and under development by Genius which constitute a major component of the Genius Assets (as defined in Section 1.1), and that the transfer of tangible personal property such as computer diskettes, schematics and manuals contemplated hereby is incidental to such primary purpose.


     D. It is recognized by Autodesk that Genius will continue to operate as an ongoing business and retains all ownership to the name "Genius".

     Therefore, the parties agree as follows:

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                                   SECTION 1

                                THE ACQUISITION

1.1  Purchase of Assets.  On the terms and subject to the conditions set forth
     ------------------
in this Agreement, Genius will sell, convey, transfer, assign and deliver to Autodesk, and Autodesk will purchase and acquire from Genius on the Closing Date (as defined in Section 1.7), all of the right, title and interest held by Genius in and to all of the assets and properties of Genius (the "GENIUS ASSETS"), excluding all right, title and interest in and to the assets and properties specifically identified in Section 1.2 (the "RETAINED ASSETS"), free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (collectively, "LIENS"). The Genius Assets shall include the following, excluding the Retained Assets:

     a) all worldwide patents, patent applications, copyrights, trademarks, service marks, trade names, work titles, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property of Genius to the fullest extent permitted by applicable law, including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by Genius, any of its employees in the course of their employment with Genius, or any third party consultants retained by Genius, that are owned by Genius on the Closing Date and that pertain to or are used in the Business, or that are relevant to an understanding or to the development of the Business or to the performance by the Genius Products (as defined in Section 1.1(b) below) or their intended functions or purposes, whether tangible or intangible, in any stage of development, and in each and every language in which such materials have been developed or translated, including without limitation enhancements, designs, technology, improvements, inventions, works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, manuals, information, work papers, work product and other materials of any types whatsoever, and all rights of any kind in or to any of the foregoing (collectively, the "INTELLECTUAL PROPERTY") used or held for use in the Business. All such patent applications, patents issued, copyrights, trademarks, service marks and trade names, whether registered or not, are listed on Schedule 1.1(a) hereto. The Intellectual Property conveyed
                   ---------------
to Autodesk hereby shall also include all technology previously held by Dr. Baumann and assigned to Genius which is described in Section 2.12, including all materials within the definition of Intellectual Property above, and which form the foundation or originating code for the Genius Products, (as defined in Section 1.1(b) below);

     b) all worldwide rights and ownership of all existing software products of Genius in each and every language in which such products have been developed or translated (the "GENIUS PRODUCTS"), consisting of those listed software products of Genius on Schedule 1.1(b), any other computer programs developed or under
             ---------------
development by Genius, all copies of the Genius Products (including revisions and updates in process), and all technical, design, development, installation, operation and maintenance information concerning the Genius Products, including source code, source documentation, source listings and annotations, engineering notebooks, test data and test results, as well as all reference manuals and support materials normally distributed to end-users and potential end-users in connection with the distribution;

     c) all of Genius' claims against any parties relating to any right, property or asset included in the Genius Assets, or against any party to a Contract (as defined in Section 2.13 below), including without limitation, unliquidated rights under manufacturers' and vendors' warranties or guaranties. Notwithstanding the foregoing, Genius shall not assign any claims against Dr. Baumann or Annette Baumann other than as expressly set forth in this Agreement, nor shall Genius assign any right of offset or counterclaim which may arise because of the defense or indemnification of Autodesk by Genius;

     d) all of Genius' rights under the Contracts (as defined in Section 2.13) effective upon receipt of whatever third party consents or approvals as may be required under the terms of such Contracts;

     e) all inventory of Genius Products wherever located, owned by Genius, except for inventory corresponding to orders invoiced by Genius prior to
Closing:

     f)  the fixed Genius Assets, equipment and supplies, of Genius described on
Schedule 1.1(f) including prepayments and deposits related thereto (if any).
---------------
Autodesk and Genius shall employ best efforts to mutually agree upon the disposition of office supplies and other operation assets not otherwise specifically identified on Schedule 1.1(f) in such a way as to allow Autodesk
                           --------------
and Genius to continue with uninterrupted operation of their respective businesses;

     g) all customer, dealer, end user and product data relating to the Genius Products, including customer registration databases, sales records, marketing materials, strategic plans, internal communications, trade secrets, and other forms of proprietary or confidential information relating to the Genius Products worldwide whether in the possession of Genius or any of its subsidiaries or affiliates;

     h) any and all materials involved in the development, correction, enhancement, sale, marketing, translation, support, compilation, packaging and/or distribution of Genius Products which are not otherwise covered in the description of Intellectual Property above;

     i) a worldwide, non-exclusive royalty-free license to the order processing software developed internally by Genius as of the Closing Date (i.e. no updates but including bug fixes as mutually agreed) based upon the Poet database, for Autodesk's own use for the distribution of the Genius Products only and not for further distribution to resellers or other end users;

     j) Genius' grant of a worldwide, non-exclusive, royalty free perpetual license to use of the trade names, trademarks and work titles "GENIUS", "GENICAD", and "IMAGINATION WORLD" solely in conjunction with the packaging, marketing, sale, distribution and delivery of the Genius Products by Autodesk to its customers for the currently shipping versions of the Genius Products as set forth in Schedule 1.1(b). Other than the license granted in this Section
         --------------
1.1(j), and the trademarks, service marks and trade names assigned to Autodesk in accordance with Exhibit D (Trademark Assignment) and Exhibit E (Copyright
                   ---------                            ---------
Assignment), Genius shall retain without any further restriction all rights to the name "GENIUS"; and

     k) With regard to the Genius Assets, on Closing and delivery of the Genius Assets to Autodesk, except as expressly set forth in the Exhibit H (Technology
                                                         ---------
License Agreement) and except for business records which pertain to both the Genius Assets and the Retained Assets or which are necessary to ensure compliance with tax law and other regulatory requirements (in which case Genius shall retain the original and Autodesk at its expense shall make a copy), Genius and Dr. Baumann (as to the Baumann Licensed Materials) shall destroy any and all copies of any and all of the Genius Assets in its possession, including, without limitation, copies of the Genius Products, the Intellectual Property and all of the materials referred to in Section 1.1(g) above.

1.2  Retained Assets.  The parties hereto agree that Genius shall retain
     ----------------
ownership of all right, title and interest in and to those assets identified on

Schedule 1.2 and Schedule 1.2(a).
------------     --------------

1.3  Assumption of Liabilities.  Autodesk shall assume only those liabilities or
     -------------------------
obligations expressly identified in Schedule 1.3, and only to the extent
                                    ------------
identified therein (collectively "ASSUMED LIABILITIES"). Autodesk shall not assume any other liabilities or obligations of Genius whether accrued, absolute, contingent, matured, unmatured or other. Except as expressly set forth below in
Section 1.5(c) or Section 1.5(d), it is expressly agreed that Autodesk shall not assume any liabilities or obligations for employment, social security, value added, income, sales, property or other taxes incurred or accrued by Genius. Genius will indemnify and hold Autodesk harmless from and against any and all losses, costs, expenses, claims, liabilities, deficiencies, judgments and damages incurred or suffered by Autodesk or any of its affiliates related to or arising out of any liabilities or obligations of Genius including those incurred by operation of law, except for those liabilities or obligations expressly assumed by Autodesk in this Section 1.3 or as expressly set forth elsewhere in this Agreement and related agreements.

1.4  Risk of Loss/Insurance.  In the event any of the Genius Assets are
     ----------------------
unavailable for delivery to Autodesk on the Closing Date as a result of risks for which such Genius Assets were insured by Genius, Autodesk may require Genius to deliver to Autodesk assignments of such Genius' rights under its insurance policies, if any, applicable to such Genius Assets and to close on that basis. Genius hereby agrees to make such assignment of rights if Autodesk so elects.

1.5  Consideration for Assets.
     ------------------------

     As consideration for the sale of the Assets to Autodesk (the
"CONSIDERATION"), in addition to the assumption of the Assumed Liabilities provided by Section 1.3, Autodesk shall pay Genius as follows:

     a) PAYMENT. At the Closing, on the terms and subject to the conditions set forth in this Agreement, Autodesk shall pay to Genius by wire transfer of next day funds (any and all documents required to be delivered at Closing under
Section 1.7(b) below shall not be deemed delivered for all purposes of this Agreement until such funds are deposited in Genius' account and until the funds that are required to be wired to the Escrow Agent by Autodesk pursuant to
Section 1.5(b) are deposited in the Escrow Agent's account) of the Deutschmark equivalent of the following US dollar amounts using the Spot Exchange Rate for that date (i.e., not any forward looking exchange rate) as published in the Wall
                                                                            ----
Street Journal on the later of May 1, 1998, or the date three (3) Business Days
--------------
prior to Closing ("CLOSING EXCHANGE RATE") less the amount of said cash portion of the Consideration which is to be held in escrow pursuant to Section 1.5(b) below:

          (i) if the Closing Exchange Rate is DM 1.8100/1 US Dollar or higher, the payment shall be equal to US-$ 68.000.000,--

          (ii) if the Closing Exchange Rate is from DM 1.8100 down to 1.7838/1 US Dollar the payment shall be equal to:

          US-$ 68.000.000,--
                        x (  1 + (     1.81 - Closing Exchange Rate ))
                                 ---------------------------------
                                       Closing Exchange Rate

          (iii)  if the Closing Exchange Rate is less than DM 1.7838/1 US
     Dollar: the payment shall be equal to US-$ 69.000.000.

     b)  Escrow Account.  Five percent (5%) of the cash portion of the
         --------------
Consideration as determined above in Section 1.5 (a) shall be paid at Closing by the wire transfer of next day funds into an escrow account which is designated by the Escrow Agent in accordance with the terms of the Indemnity Escrow Agreement attached hereto as Exhibit A.
                             ---------

     c)  Value Added Tax.  Autodesk shall pay to Genius the applicable German or
         ---------------
other value added tax ("VAT") payable by with respect to the Acquisition and other transactions contemplated herein no later than one (1) week before such VAT is due and payable, provided that Genius no later than two (2) weeks before the date such payment is due shall have submitted to Autodesk a properly prepared invoice specifying the amounts of VAT estimated in good faith by Genius to be due and the due date(s) for such VAT payment(s). Such invoice shall be addressed to Faberstrasse 9 92224 Amberg, Germany. To the extent that Autodesk or Autodesk's local subsidiary has a claim for a refund of VAT in the jurisdiction in which the VAT was assessed, Autodesk shall have the right to assign such claim to Genius no later than one (1) week before the above due date in order to enable Genius to set off the claim so assigned against their respective obligation to pay VAT. Upon request, Genius shall use its best efforts to facilitate securing such assignment and set off. The parties shall cooperate in using all methods available under governing law to minimize VAT liability.

     d)  Other U.S. Taxes.  Autodesk shall bear and pay and, if appropriate,
         ----------------
shall reimburse Genius for, any sales taxes, use taxes, transfer taxes, withholding taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses ("U.S. SALES TAXES") that may become payable in connection with the sale of the Genius Assets to Autodesk imposed by the taxing authority of, or a taxing authority within, the United States. Other than in relation to the Allocation which shall be governed by the provisions of Section 1.6, the parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such U.S. Sales Taxes.

     e)  Other German Taxes.  Except as set forth in Section 1.5(c), Genius
         ------------------
shall bear and pay and, if appropriate, shall reimburse Autodesk for any sales taxes, use taxes, transfer taxes, withholding taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses imposed by the Federal Republic of Germany that may become payable in connection with the sale of the Genius Assets to Autodesk ("GERMAN SALES TAXES"). Other than in relation to the Allocation which shall be governed by the provisions of
Section 1.6, the parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such German Sales Taxes.

1.6  Preliminary Allocation.  On or before Closing, Autodesk and Genius shall
     ----------------------
preliminarily agree on the manner in which the consideration referred to in
Section 1.5 is to be allocated among the Genius Assets (the "PRELIMINARY ALLOCATION"), which Preliminary Allocation shall be as set forth in Schedule
                                                                    --------
1.6; provided, however, that mutually acceptable modifications to the Preliminary Allocation resulting from changes in Genius' financial position since the Summary Financial Information (as defined in Section 2.5) shall be permitted. The parties shall make best efforts to agree upon a final allocation ("FINAL ALLOCATION") within forty-five (45) days of Closing. To assist in such allocation, Genius shall provide a summary listing of product inventory held by Genius at Closing and a final listing of the fixed Genius Assets transferred to Autodesk GmbH at Closing. The Final Allocation shall be conclusive and binding upon Autodesk and Genius for all purposes, and the parties agree that all tax returns and reports (including U.S. Internal Revenue Service ("IRS") Form 8594 if such form is required to be prepared and filed by a party hereto in accordance with the provisions of the Code) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise file a tax return position inconsistent with) the Final Allocation unless they are required to do so by the IRS, the laws of the Federal Republic of Germany or any state or local taxing authority (in which case the parties shall attempt to negotiate a mutually acceptable alternative). Both the Preliminary Allocation and the Final Allocation shall be prepared in a manner consistent with Section 1060 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE"), and the income tax regulations promulgated thereunder.

1.7  Closing.
     --------

     a)  Closing.  Unless this Agreement is earlier terminated pursuant to
         -------
Section 8.1, the closing of the Acquisition and the other transactions contemplated by this Agreement (the "CLOSING") shall be held at Faberstrasse 9 92224 Amberg, Germany with facsimile copies to be delivered concurrently to Autodesk, Inc., 111 McInnis Parkway, San Rafael, CA, at 9:00 a.m. Pacific Daylight Time on the later of Monday, May 4, 1998 or the date which is two (2) business days following satisfaction or waiver of the last of the conditions to Closing as set forth in Section 6 hereof, or on such other time and/or date or at such other place or places as to which the parties agree (the actual date on which the Closing occurs is referred to herein as the "CLOSING DATE"). Upon the conditional receipt of the Closing documents (including facsimile copies thereof) as contemplated Section 1.5(a) and Section 1.7(b), Autodesk shall deliver to Genius by facsimile the written confirmation of its bank(s) that they have received unconditional and irrevocable instructions from Autodesk to wire transfer, without condition and immediately, the cash portion of the Consideration to Genius and the Escrow Agent in accordance with the instructions that have been received by Autodesk from Genius and the Escrow Agent as applicable.

     b)  Delivery.  At the Closing, immediately prior to payment of the cash
         --------
portion of the Consideration reflected in Section 1.5(a) above, with the effectiveness of any such delivery being conditioned upon and subject to the deposit of such cash portion of the Consideration in the accounts of Genius and the Escrow Agent as contemplated by the provisions of Section 1.5(a):

          (i) Genius, Dr. Baumann and Autodesk shall deliver the Indemnity Escrow Agreement in the form attached hereto as Exhibit A;
                                                ---------

          (ii) Autodesk shall deliver to Genius the Assignment and Assumption Agreement in the form attached hereto as Exhibit B by which Autodesk shall
                                         ---------
assume the Assumed Liabilities as of the Closing;

          (iii) Genius shall deliver to Autodesk all bills of sale, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Autodesk may reasonably request to sell, convey, assign, transfer and deliver to Autodesk good title to all the Genius Assets free and clear of any and all Liens, including, a Bill of Sale and General Assignment of Assets in the form attached hereto as Exhibit C and any
                                                            ---------
other documents reasonably requested by Autodesk in a timely manner;

          (iv) Genius shall deliver to Autodesk the Assignment of Trademarks in the form attached hereto as Exhibit D;
                            ---------

          (v) Genius shall deliver to Autodesk the Assignment of Copyrights in the form attached hereto as Exhibit E;
                            ---------

          (vi) Genius shall deliver or confirm the prior delivery of the Summary Financial Information (Exhibit F) as defined in Section 2.5;
                               ---------

          (vii) Dr. Baumann shall deliver an agreement by which Dr. Baumann and Annette Baumann, the spouse of Dr. Baumann disclaim for the benefit of Autodesk the rights and interests of Dr. Baumann and/or Annette Baumann, if any (including any and all rights based on marriage), in the Genius Assets, and consent to the transfer of the Baumann Licensed Materials to Autodesk pursuant to the provisions of this Agreement, in substantially the form attached hereto as Exhibit G;
   ---------

          (viii) Autodesk shall deliver to Genius a Technology License Agreement for the licensing back to Genius of certain technology included in the Genius Assets acquired from Genius under the terms of this Agreement, in the form attached hereto as Exhibit H;
                        ---------

          (ix) Autodesk shall deliver to Genius the Autodesk Bundled Distribution Agreement for the distribution of PowerParts in Europe, the Middle East and Africa in the form attached hereto as Exhibit I;
                                               ---------

          (x) Genius and Autodesk shall deliver to one another the Sub-Rental Agreement in the form attached hereto as Exhibit J;
                                         ---------

          (xi) Dr. Baumann and Autodesk shall deliver to one another the Rental Agreement in the form attached hereto as Exhibit K;
                                         ---------

          (xii) Genius and Autodesk shall deliver to one another the approved press releases in the form attached hereto as Exhibit L;
                                              ---------

          (xiii) Autodesk shall deliver to Genius, Autodesk's Bring Down Certificate the form attached hereto as Exhibit M;
                                        ---------

          (xiv) Genius shall deliver to Autodesk, Genius' Bring Down Certificate in the form attached hereto as Exhibit N;
                                           ---------

          (xv) Dr. Baumann shall deliver to Autodesk, Dr. Baumann's Bring Down Certificate in the form attached hereto as Exhibit O;
                                           ----------

          (xvi) Genius, Dr. Baumann and Autodesk shall deliver to one another the Non-Competition and Non-Solicitation Agreement in the form attached hereto as Exhibit P;
   ---------

          (xvii) Genius shall deliver to Autodesk acceptable written evidence of the necessary resolutions of its shareholders and an incumbency certificate, and Autodesk shall deliver to Genius the acceptable written evidence of necessary resolutions of its board of directors or such parties hereto shall cause to be delivered to one another such other instruments and documents necessary or appropriate to evidence the necessary authorization for the due execution and delivery and performance of this Agreement;

          (xviii) Upon the receipt of the documents set forth in Section 1.7(b)(i) through (xvii) above, the delivery of which shall be conditioned only upon the subsequent actual receipt by Genius and the Escrow Agent of the cash portion of the Consideration, Autodesk shall cause the cash portion of the Consideration to be paid by the wire transfer of next day funds as set forth in
Section 1.5(a) and Section 1.5(b), and shall deliver to Genius written confirmation of the wire transfers in accordance with Section 1.7(a).

     c)  Taking of Necessary Action; Further Action.  If, at any time after the
         ------------------------------------------
Closing Date, any further action is necessary to carry out the purposes of this Agreement and to vest Autodesk with full right, title and possession to all Genius Assets, property, rights, privileges, powers and franchises of Genius as set forth in this Agreement, and if such necessary action is consistent with the other provisions of this Agreement and is lawful, Genius and Dr. Baumann, as appropriate, shall promptly in their own names or otherwise take all such lawful and necessary action.

1.8  Employees.
     ----------

     a)  A complete listing of all current Genius employees is set forth on

Schedule 1.8.  The parties hereto acknowledge that as a result of the
------------
Acquisition and other transactions contemplated herein, pursuant to (S) 613a of the German Civil Code, all rights and obligations under current employment agreements relating to those portions of the Business being acquired by Autodesk herein shall be assumed by Autodesk GmbH (such employees are identified on

Schedule 1.8 and referred to herein as "NEW AUTODESK EMPLOYEES").  Employees who
------------
are exclusively or principally employed in those parts of the Business not being acquired by Autodesk shall not be affected by this Agreement (such persons are identified on Schedule 1.8 and referred to herein as "NON-AUTODESK EMPLOYEES").
              ------------
The parties shall employ best efforts to ensure that the New Autodesk Employees and the Non-Autodesk

Employees do not object to or challenge the disposition of current Genius employees in the manner set forth on Schedule 1.8.

     b) If any New Autodesk Employee should object in a legally enforceable manner to the transfer of his or her employment to Autodesk GmbH, at the request of Autodesk, Genius shall employ best efforts to make available to Autodesk GmbH the services of such objecting employees on an exclusive work for hire basis up to the maximum extent permitted by applicable law as agreed upon by the parties, in which case Autodesk GmbH will reimburse Genius for the agreed upon salaries and social security contributions as well as the cost of health/medical insurance and /or other fringe/welfare benefits, ("COMPENSATION") incurred for the period(s) during which such employee was engaged in activities on behalf of Autodesk GmbH. Autodesk shall also reimburse Genius for severance expense incurred in redeployment of such employee, up to three (3) months' Compensation.

     c) If any Non-Autodesk Employee should claim in a legally enforceable manner that he is an Autodesk GmbH employee under Civil Code 613a, at the request of Genius, Autodesk shall employ best efforts to make available to Genius the services of such objecting employees on an exclusive work for hire basis up to the maximum extent permitted by applicable law as agreed upon by the parties, in which case Genius will reimburse Autodesk GmbH for the agreed upon Compensation incurred for the period(s) during which such employee was engaged in activities on behalf of Genius. Genius shall also reimburse Autodesk GmbH for severance expense incurred in redeployment of such employee, up to three (3) months Compensation.

     d) At Autodesk's request, Genius shall employ best efforts to make available on an exclusive work for hire basis the employees of Genius and/or its subsidiaries as expressly identified on Schedule 1.8 in order to assist Autodesk
                                        ------------
in sales and marketing.

     e) Autodesk shall make available to Genius the services of the New Autodesk Employees, who are identified in Schedule 1.8, so that Genius may
                                          ------------
fulfill its obligations to Thomas Publishing Company. Genius shall reimburse Autodesk for the Compensation that is owing to such employees while they are performing any such services for the benefit of Genius.

     f) All work for hire performed in accordance with this Section 1.8 shall be performed pursuant to a work for hire agreement which contain standard terms for ownership of intellectual property, allocation of liability, confidentiality, accessibility and other material terms.

     g) Genius shall defend, hold harmless and indemnify Autodesk against any claims or actions of employees arising prior to the Closing, or after Closing with regard to the Non-Autodesk Employees, unless such obligation is expressly assumed by Autodesk under Section 1.3 above or as set forth in Schedule 1.8.
                                                               ------------
Autodesk shall defend, hold harmless and indemnify Genius against any liability arising out of Autodesk's failure to fulfill its obligations under (S) 613a of the German Civil Code for the period after the Closing Date.

                                   SECTION 2

                    REPRESENTATIONS AND WARRANTIES OF GENIUS

                                AND DR. BAUMANN

     Genius represents and warrants to Autodesk as set forth below, subject to those exceptions that are specifically disclosed in the schedules delivered by Genius to Autodesk (the "DISCLOSURE SCHEDULES") and dated as of the Closing Date. Dr. Baumann, as a managing director of Genius and as a signatory party to this Agreement, represents and warrants to Autodesk only as set forth in Sections 2.8, 2.11, 2.12, 2.23 and 2.27 subject to those exceptions that are specifically disclosed in the Disclosure Schedules that are delivered by Genius to Autodesk which are dated as of or prior to the Closing Date.

     For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall be defined as a material adverse effect on: (a) the Business (other than the portion thereof which consist of the Retained Assets), (b) the Genius Assets, (c) Autodesk's interest in the Genius Assets or use thereof following the Closing or
(d) the financial condition or results of operations of Genius prior to Closing.

     For purposes of this Agreement, the phrases "TO THE KNOWLEDGE OF GENIUS", "TO GENIUS' KNOWLEDGE, and/or "GENIUS HAS NO KNOWLEDGE OF" shall mean both (a) the actual collective knowledge of Dr. Georg Baumann, Mr. Udo Siegemund and the independently retained legal, financial and tax advisors for Genius who have rendered material services to Genius within three (3) years of Closing, and (b) the level of knowledge that should be held by Dr. Georg Baumann, Mr. Udo Siegemund and such independently retained legal, financial and tax advisors for Genius when acting as reasonable and prudent persons who are responsible for the daily operation of a business of a similar size and nature as Genius, which shall include facts and matters which might concern or affect the Business and which could have been discovered through a reasonably diligent inquiry. With regard to Dr. Baumann, acting in his capacity as an individual, the phrases "TO DR. BAUMANN'S KNOWLEDGE", "TO THE KNOWLEDGE OF DR. BAUMANN", and/or "DR. BAUMANN HAS NO KNOWLEDGE OF" shall mean both (c) the actual knowledge of Dr. Georg Baumann and his independently retained legal, financial and tax advisors who have rendered material services to Dr. Baumann within three (3) years of Closing, and (d) the level of knowledge that should be held by Dr. Baumann and such independently retained legal, financial and tax advisors within three (3) years of Closing, when acting as reasonable and prudent persons acting under similar circumstances, which shall include facts and matters concerning the relevant affairs of Dr. Baumann which could have been discovered through a reasonably diligent inquiry.

2.1  Organization of Genius.  Genius is a limited liability company duly
     ----------------------
organized, validly existing and in good standing under the laws of the Federal Republic of Germany. Genius has the legal power to own its property and to carry on its business as now being conducted and as proposed to be conducted. Other than by reason of its relationships with the subsidiaries identified on
Schedule 2.3, Genius is not duly qualified to do business or in good standing as
------------
a foreign corporation in any jurisdiction outside of the Federal Republic of Germany, and any failure to be so qualified or in good standing will not have a Material Adverse Effect as defined herein. Genius has delivered a true and correct copy of its governing documents to Autodesk.

2.2  Genius Capital Structure.  Genius' authorized and outstanding capital stock
     ------------------------
and the number
and type of outstanding securities carrying the right to acquire any of
Genius' capital stock are correctly stated in Schedule 2.2.  All the
                                              ------------
outstanding shares of Genius' capital stock are duly authorized and validly issued, fully paid and nonassessable. All outstanding securities carrying the right to acquire any of Genius' capital stock issued by Genius are validly outstanding, and the shares of Genius' capital stock reserved for issuance upon the exercise thereof are duly authorized and, upon issuance in accordance with the terms thereof (including due payment of the exercise price set forth therein) will be validly issued, fully paid and nonassessable. Except as set forth in Schedule 2.2, there are no securities of Genius issued or outstanding,
         ------------
and there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating Genius, contingently or otherwise, to issue shares of its capital stock or the capital stock in any of its subsidiaries or to register shares of its capital stock or the capital stock in any of its subsidiaries under the Securities Act of 1933, or any other applicable securities laws. Genius shall be affected in the future by the contemplated reorganization which involves various persons who are directly or indirectly affiliated with Genius and which is described in summary form in
Schedule 2.2.
------------

2.3  Subsidiaries.  Except as set forth on Schedule 2.3, Genius does not have
     ------------                          ------------
and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any equity or other form of direct ownership interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

2.4  Authority; Consents.  Genius has all requisite legal power and authority to
     -------------------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary legal action on the part of Genius. This Agreement, and all other agreements necessary to consummate the Acquisition and other transactions contemplated hereby, have been, or at the Closing will be, duly executed and delivered by Genius and constitute, or at the Closing will constitute, the valid and binding obligation of Genius enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy and similar laws, by general principles of equity, or by laws restricting arbitration, regardless of whether such enforceability is considered in equity, at law or in arbitration. Except as set forth on Schedule 2.4, the execution and delivery of this Agreement by
                ------------
Genius does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of any material benefit under (any such event, a "CONFLICT") (i) any provision of the governing documents of Genius or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Genius or its properties or Genius Assets. To the knowledge of Genius, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") having jurisdiction over Genius or any non-governmental third party, is required by or with respect to Genius in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.
                                                   ------------

2.5  Genius Financials.  Schedule 2.5 sets forth Genius' audited balance sheet
     -----------------   ------------
and related statements of income for the period ending June 30, 1997, and certain summary financial information (the "SUMMARY FINANCIAL INFORMATION") consisting of a profit and loss statement, listings of accounts payable, accounts receivable, the fixed Genius Assets and an inventory, which inventory shall include a listing of Genius Products and other related materials of Genius, such as storage media, user manuals, marketing brochures and the like, indicating quantity and cost as recorded in the underlying financial records, for the period July 1, 1997 through March 31, 1998, both of which have been prepared on an accrual basis (collectively, the "GENIUS FINANCIALS"). The Genius Financials have been prepared in good faith by Genius and reflect all the adjustments which are in the opinion of Genius necessary for a fair presentation of the financial position and operating results of Genius as of the date thereof and for the interim period ending on such dates, subject to normal year-end adjustments which will not be material.

2.6  No Undisclosed Liabilities.  Except as set forth in Schedule 2.6, to the
     --------------------------                          ------------
extent the existence of any of the following would have a Material Adverse Effect, Genius does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in Genius Financials in accordance with generally accepted accounting principles which are in effect in the Federal Republic of Germany), which individually or in the aggregate, (i) has not been reflected in the Summary Financial Information, or (ii) has not arisen in the ordinary course of Genius' business since July 1, 1997.

2.7  No Changes.  Except as set forth in Schedule 2.7 or except as to the
     ----------                          ------------
portion of the Business which consists exclusively of the Retained Assets, since July 1, 1997 there has not occurred any:

     a) transaction by Genius except in the ordinary course of business as conducted on that date;

     b) capital expenditure or capital commitment by Genius, either individually or in the aggregate, exceeding US $100,000.00 excluding costs relating in any way to this Agreement, the Acquisition, and/or the other transactions that are contemplated hereby;

     c) destruction of, damage to or loss of any Genius Assets that constitutes a Material Adverse Effect;

     d) labor trouble, claim of wrongful discharge or other unlawful labor practice or action, or formation of a works council under German labor law;

     e) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Genius, or any direct or indirect redemption, purchase or other acquisition by Genius of any of its capital stock that may constitute a Material Adverse Effect;

     f) other than in the ordinary course of business, increase in the salary or other compensation payable or to become payable by Genius to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Genius, of a bonus or other additional salary or compensation to any such person (with any such increase, declaration, payment, commitment or obligation being required to be material in the case of employees or advisors);

     g) acquisition, sale or transfer of any Genius Asset except in the ordinary course of business as conducted on that date, or any change in ownership of Genius;

     h) amendment or termination of any material contract, agreement or license to which Genius was/is a party or by which it was/is bound;

     i) loan by Genius to any person or entity, incurring by Genius of any indebtedness, guaranteeing by Genius of any indebtedness, issuance or sale of any debt securities of Genius or guaranteeing of any debt securities of others (other than short term loans for less than 10.000 DM that have been repaid in their entirety, including loans to cover travel expenses);

     j) waiver or release of any right or claim of Genius in excess of 5.000 DM, including any write-off or other compromise of any account receivable of Genius;

     k) the commencement or notice or, to the knowledge of Genius, threat of commencement of any lawsuit or proceeding against or investigation of Genius or its affairs, including the filing of any petition in bankruptcy, assignment for the benefit of creditors, writ of attachment or similar action or process;

     l) notice of any claim of ownership by a third party of Genius' Intellectual Property or of infringement by Genius of any third party's Intellectual Property rights;

     m) issuance or sale by Genius of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

     n) commercially significant change in product pricing, discount levels, payment terms or royalties set or charged by Genius;

     o) any event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect; or

     p) negotiation or agreement by Genius or any officer or employees thereof to do any of the things described in Sections 2.7 (a) through (o), other than negotiations with Autodesk and its representatives regarding the Acquisition and the other transactions contemplated by this Agreement.

2.8  Tax and Tax Returns and Audits.
     ------------------------------

     a)  Definition of Taxes.  For the purposes of this Agreement, ("TAX") or,
         -------------------
(collectively, "TAXES"), means any and all national, regional, state, city and local taxes, assessments and other governmental charges, duties, impositions and liabilities wherever levied or assessed, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, social security, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     b)  Tax Returns and Audits.  Except as set forth in Schedule 2.8(b):
         ----------------------                          ---------------

          (i) Genius has prepared and filed all national, regional, state, city, local and foreign tax returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to Genius, the Genius Assets or Genius' business operations which it is required to file, and such Returns were and are true and accurate in all material respects and were completed in accordance with applicable law.

          (ii) Genius (A) has paid all Taxes it is required to pay and (B) has withheld with respect to its employees all Taxes required to be withheld.

          (iii) Genius has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Genius.

          (iv) No audit or other examination of any Return of Genius is presently in progress, nor has Genius been notified of any request for such an audit or other examination.

          (v) Genius does not have any liabilities for unpaid and lawfully collectible Taxes which have not been accrued or reserved against on the Genius Financials, whether asserted or unasserted, contingent or otherwise, and Genius has no knowledge of any basis for the assertion of any such liability attributable to Genius, the Genius Assets or Genius' business operations.

          (vi) There are (and as of immediately following the Closing there will be) no Liens on the Genius Assets of Genius relating to or attributable to Taxes.

2.9  Restrictions on Business Activities.  Except as set forth in Schedule 2.9,
     -----------------------------------                          ------------
and to the knowledge of Genius, there is no agreement, commitment, judgment, injunction, order or decree binding upon Genius, the Genius Assets or any employee of Genius which has or could reasonably be expected to have the effect of prohibiting or materially impairing any use by Autodesk of the Genius Assets following the Closing, or the conduct of the Business (other than the portion thereof that consists of the Retained Assets) as currently conducted by Genius.

2.10 Title of Properties; Absence of Liens and Encumbrances; Condition of
     --------------------------------------------------------------------
Equipment.
---------

     a)  Genius owns no real property nor has it ever owned any real property.
Schedule 2.10(a) sets forth a list of all real property currently leased by
----------------
Genius, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate monthly rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and to the knowledge of Genius there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

     b) Genius has good and valid title to all of the Genius Assets, except in the case of leased properties in which case Genius holds valid leasehold interests, free and clear of any Liens, except as reflected in Schedule 2.10(b).
                                                               ----------------
Genius has full legal right and legal power to (and at the Closing will) sell, convey, assign, transfer and deliver to Autodesk good title to all the Genius Assets which it purports to own, free and clear of all Liens, except (i) for the Assumed Liabilities, (ii) for statutory liens for Taxes not yet due, and (iii) as reflected in Schedule 2.10(b).
                ----------------

     c)  The fixed assets identified as Schedule 1.1(f) are in good operating
                                        ---------------
condition, regularly and properly maintained, ordinary wear and tear excepted.

2.11 Intellectual Property.
     ---------------------

     a) Genius owns a valid right, interest or license to use the Intellectual Property being used or held for use to conduct the Business, and the conduct of the Business currently does not conflict with and has not conflicted in the past with the Intellectual Property rights of others except as disclosed on Schedule
                                                                       --------
2.11(a).  All Intellectual Property used or held for use in the conduct of the
-------
Business which is owned by Genius, or to which Genius holds a valid license or other right to use, is so owned or held free and clear of all Liens, and no other person, including without limitation any present or former employee, shareholder, officer or director of Genius, has any right whatsoever in such Intellectual Property, other than non-transferable moral rights. Genius has the right to convey the Intellectual Property being used or held for use to conduct the Business, and such conveyance will not violate any of the Intellectual Property rights of any other person or entity. Neither Genius nor any present or former employee thereof has violated or, by conducting the Business in the ordinary course would violate, any of the Intellectual Property rights of any other person or entity. As used in this Section 2.11, Section 2.12 and Section
10.13 below, the term "BUSINESS" shall refer only to the portion of the Business that is being acquired by Autodesk herein, and shall except therefrom that portion of the Business which consists exclusively of the Retained Assets.

     b)  Except as set forth in reasonable detail in Schedule 2.11(b) (other
                                                     ---------------
than end user licenses for the Genius Products), Genius does not have any obligation to compensate any person or entity for the use in the Business of any Intellectual Property nor has Genius granted to any person or entity any license, option or other rights to use in any manner any such Intellectual Property whether requiring the payment of royalties or not. Other than non-transferable moral rights, no former or current employee, contractor or consultant of Genius has any right whatsoever to any Intellectual Property owned, licensed, being used or held for use by Genius in the Business. Genius and Dr. Baumann represent and warrant that Dr. Baumann has assigned to Genius, and Genius now holds all rights to the Baumann Licensed Materials, as defined below in Section 2.12. Genius and Dr. Baumann represent and warrant that, following the assignment of the Baumann Licensed Materials, Genius owns or holds (and shall transfer to Autodesk at Closing) all worldwide exclusive, assignable rights to all Intellectual Property necessary for the maintenance, development, enhancement and commercial exploitation of the Genius Products.

     c)  Except as set forth in reasonable detail in Schedule 2.11(c), and
                                                     ----------------
except for non-transferable moral rights, Genius has all right, title and interest in and to in the Genius Products and no person or entity other than Genius owns any right, title or interest in the Genius Products including, without limitation, any right to manufacture, use, copy, distribute or sublicense any object code or source code thereof (other than the rights which are created by the standard end user licenses for the Genius Products).

     d)  Except as set forth in reasonable detail in Schedule 2.11(d), Genius
                                                     ----------------
Products are:

          (i)   not subject to any Liens,

          (ii) not subject to any pending or, to the knowledge of Genius, threatened challenge of infringement of the rights of others, nor to the knowledge of Genius is there any basis for a challenge of infringement of any such rights of others, and

          (iii) to the fullest extent allowable under applicable law, freely transferable and assignable to Autodesk and will not be rendered invalid or adversely affected in any way by virtue of the execution, delivery and performance of this Agreement or consummation of the Acquisition and the other transactions contemplated hereby.

2.12 Assignment of Baumann Licensed Materials.
     ----------------------------------------

     a) Dr. Baumann has assigned Genius all worldwide intellectual property rights, including (to the fullest extent allowable under applicable law) copyrights, patents, patent applications, trademarks, trademark applications, service marks, work titles and trade names, if any, previously held and owned by Dr. Baumann and licensed by Dr. Baumann to Genius, which materials form the foundation of or which are necessary for, the maintenance, development, enhancement and commercial exploitation of the Genius Products ("BAUMANN LICENSED MATERIALS"). Immediately prior to assignment, Dr. Baumann owned a valid right, interest or license to use the Baumann Licensed Materials being used or held for use to conduct the Business, and the use of the Baumann Licensed Materials in the conduct of the Business currently and in the past does not conflict with and has not conflicted with the intellectual property rights of others. The Baumann Licensed Materials as now owned by Genius are so owned or held free and clear of all Liens, and no other person, including without limitation any present or former employee of Dr. Baumann or Genius, has any right or interest whatsoever therein (other than non-transferable moral rights). Dr. Baumann had the right to convey the Baumann Licensed Materials being used or held for use to conduct the Business, and such conveyance did not previously and will not subsequently violate any of the intellectual property rights of any other person or entity. Neither Dr. Baumann or Genius nor any present or former employee of Dr. Baumann or Genius has violated or, by conducting the Business in the ordinary course would violate, any of the intellectual property rights of any other person or entity. A true and correct copy of the document assigning Dr. Baumann's rights to the Baumann Licensed Materials to Genius is attached to
Schedule 2.12(a).
----------------

     b)  Except as set forth in reasonable detail in Schedule 2.12(b), Dr.
                                                     ---------------
Baumann does not have any obligation to compensate any person or entity for the use of any Baumann Licensed Materials nor has Dr. Baumann granted to any person or entity, other than to Genius prior to the assignment by Dr. Baumann to Genius, any license, option or other rights to use in any manner any Baumann Licensed Materials whether requiring the payment of royalties or not. No former or current employee, contractor or consultant of Dr. Baumann has any right whatsoever to the Baumann Licensed Materials (other than non-transferable moral rights).

     c)  Except as set forth in reasonable detail in Schedule 2.12(c), the
                                                     ----------------
Baumann Licensed Materials are:

          (i)   not subject to any Liens,

          (ii) not subject to any pending or, to Dr. Baumann's knowledge, threatened challenge of infringement of the rights of others, nor to Dr. Baumann's knowledge is there any basis for a challenge of infringement of any such rights of others, and

          (iii) to the fullest extent allowable under applicable law, freely transferable and assignable by Genius to Autodesk and will not be rendered invalid or adversely affected in any material way by virtue of the execution, delivery and performance of this Agreement or consummation of the Acquisition and the other transactions contemplated hereby.

2.13 Agreements, Contracts and Commitments. Schedule 2.13 includes a list of all
     -------------------------------------  -------------
agreements, contracts and commitments, written or oral, to which Genius is a party or by which it is bound, excluding all agreements, contracts or commitments which pertain solely and exclusively to the portion of the Business which consists of the Retained Assets, including the following (provided, however, that no agreements, contracts or commitments representing liability in excess of DM 5.000 individually and DM 50.000 in the aggregate need to be so scheduled):

     a)  any collective bargaining agreements;

     b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements, (collectively "BENEFIT ARRANGEMENTS"). Each Benefit Arrangement has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, laws, ordinances and regulations which are applicable to such Benefit Arrangements. No Benefit Arrangement has unfunded liabilities that, as of the Closing Date, will not be offset by insurance or fully accrued or reserved against in the Summary Financial Information. Except as required by law, no condition exists that would prevent Autodesk or any of its subsidiaries from amending or terminating any Benefit Arrangement;

     c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Genius on thirty (30) or fewer days notice without liability, except to the extent general principles of wrongful termination law in the Federal Republic of Germany and other jurisdictions may limit Genius' ability to terminate employees at will;

     d) any agreement or plan, including without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Acquisition and the other transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the Acquisition and the other transactions contemplated by this

Agreement;

     e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than such agreements or guarantees between Genius and any of its subsidiaries, officers or directors;

     f) any agreement, contract or commitment containing any covenant limiting the freedom of Genius to engage in any line of business or compete with any person;

     g) any outstanding agreement, contract or commitment relating to capital expenditures and involving future obligations;

     h) any agreement, contract or commitment relating to the disposition or acquisition of Genius Assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

     i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, other than trade credit agreements entered into in the ordinary course of business;

     j) any joint marketing or development agreements (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify the Genius Products);

     k) any distribution agreement (identifying any that contain exclusivity provisions), including distribution agreements involving Genius' subsidiary GCS Scandinavia AB;

     l) any licenses, sublicenses, confidential disclosure, employee proprietary information agreements, or other agreements relating to patents, trademarks, copyrights, technical assistance, know-how, inventions, trade secrets, and similar intellectual property arrangements;

     m) any dealer, major account, sales, sales representative or marketing agreements, including those dealer agreements involving GCS Scandinavia AB;

     n)  any lease for real or personal property;

     o)  any authorized Training Center agreements;

     p) any agreement to purchase goods or services after the Closing or any agreement to purchase goods or services prior to the Closing other than in the ordinary course of business; or

     q) any agreement to produce, market and sell products related to the Genius Products.

     Those agreements, contracts and commitments on Schedule 2.13 which are
                                                    -------------
specifically designated (the "CONTRACTS") shall be assigned by Genius to Autodesk at the Closing effective upon receipt of whatever third party consents or approvals as may be required under the terms of such agreements, contracts or commitments.

     Except for such (i) breaches, violations and defaults, (ii) alleged breaches, violations and defaults, and (iii) events that would constitute a breach, violation or default with the lapse of time, the giving of notice, or both, which are noted in Schedule 2.13 or which reasonably would not be expected
                         -------------
to have a Material Adverse Effect, Genius has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract required to be set forth in Schedule 2.13. Each Contract is in full force and effect and, except as
   -------------
otherwise disclosed in Schedule 2.13, is not subject to any default thereunder
                       -------------
of which Genius has knowledge by any party obligated to Genius pursuant thereto. Genius has obtained, or will use its best efforts to obtain with the reasonable assistance and cooperation of Autodesk prior to the Closing Date, all necessary consents, waivers and approvals of parties to or affected by any Contract as are required to assign all rights, interests and benefits thereunder to Autodesk as of the Closing. Genius has marked in a manner which specifically indicates each Contract requiring consent, waiver or approval by a contracting party other than Genius in order that any rights, interests or benefits thereunder can be assigned to Autodesk in accordance with the requirements of this Agreement.

2.14 Interested Party Transactions.  Except as set forth on Schedule 2.14, no
     -----------------------------                          -------------
officer, director or shareholder of Genius (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material and beneficial interest), has or has had, directly or indirectly, (i) material interest in any entity which furnished or sold, or furnishes or sells, services or products that Genius furnishes or sells, or proposes to furnish or sell, or
(ii) any material interest in any entity that purchases from or sells or furnishes to Genius any goods or services or (iii) a material and beneficial interest in any Contract set forth in Schedule 2.13.
                                       -------------

2.15 Governmental Authorization.  Schedule 2.15 accurately lists each consent,
     --------------------------   -------------
license, permit, grant or other authorization issued to Genius by a Governmental Entity (i) pursuant to which Genius currently operates or holds any interest in any of the Genius Assets or (ii) which is required for the operation of the Business (other than the portion of the Business which consists exclusively of the Retained Assets) or the holding of any such interest (herein collectively called "GENIUS AUTHORIZATIONS"), which Genius Authorizations are in full force and effect and constitute all Genius Authorizations required to permit Genius to operate or conduct its Business (other than the portion of the Business which consists exclusively of the Retained Assets) or hold any interest in the Genius Assets.

2.16 Litigation.  Except as set forth in Schedule 2.16, there is no action, suit
     ----------                          -------------
or proceeding of any nature pending or to the knowledge of Genius threatened against Genius, Dr. Baumann, the Genius Assets or any of Genius' officers or directors, nor, to the knowledge of Genius and Dr. Baumann, is there any basis therefor. Except as set forth in Schedule 2.16, there is no investigation
                                  -------------
pending or overtly threatened against Dr. Baumann (pertaining to the Genius Assets), Genius, or any of Genius' properties or any of its officers or directors (nor, to the knowledge of such persons or entities, is there any basis therefor) by or before any Governmental Entity. Schedule 2.16 sets forth, with
                                                 -------------
respect to any pending or known threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time notified Genius of any challenge or question regarding the legal right of Genius to conduct the Business (other than the portion of the Business which consists exclusively of the Retained Assets), including manufacturing, distribution, marketing and selling any of its products in the present manner or style thereof.

2.17 Accounts Receivable.
     -------------------

     a) Genius has made available to Autodesk a list of all accounts receivable of the Business of Genius (other than the portion of the Business which consists of the Retained Assets) as of January 31, 1998 ("ACCOUNTS RECEIVABLE") along with a range of days elapsed since invoice or from payment dates set forth in third party agreements.

     b) All Accounts Receivable of Genius arose in the ordinary course of business and are carried at values determined in accordance with generally accepted accounting principles consistently applied in the Federal Republic of Germany. To the knowledge of Genius, the Accounts Receivable are collectible in the normal course of business except to the extent of reserves therefor set forth in the Summary Financial Information. No person has any Lien on any of such Accounts Receivable, and no request or agreement for a material deduction or discount has been made with respect to any of such Accounts Receivable.

2.18 Environmental Matters.
     ---------------------

     a)  Hazardous Material.  As of the Closing, no substance that has been
         ------------------
designated by any Governmental Entity with jurisdiction to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, and ureaformaldehyde (a "HAZARDOUS MATERIAL"), to the knowledge of Genius is present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Genius has at any time owned, operated, occupied or leased (any of which is referred to herein as a "GENIUS FACILITY") in violation of applicable Environmental Laws.

     b)  Hazardous Materials Activities.  To the knowledge of Genius, at no time
         ------------------------------
prior to the Closing has Genius transported, stored, used, sold, disposed of, manufactured, released or exposed its employees or others to Hazardous Materials ("HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity with jurisdiction to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity ("ENVIRONMENTAL LAWS").

     c)  Permits.  No environmental approvals, permits, licenses, clearances or
         -------
consents ("ENVIRONMENTAL PERMITS") are necessary for the conduct of Genius' Hazardous Material Activities.

     d)  Environmental Liabilities.  Except as disclosed on Schedule 2.18, no
         -------------------------                          -------------
action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Genius, threatened concerning or relating to any Genius Facility, any Environmental Permit or any Hazardous Materials Activity involving Genius. Genius is not aware of any fact or circumstance which could involve Genius in any environmental litigation or impose upon Genius any environmental liability.

     e)  Offsite Hazardous Material Disposal.  To the extent required by
         -----------------------------------
Environmental Laws, Genius has transferred or released Hazardous Materials only to those disposal sites described on Schedule 2.18, and no action, proceeding,
                                     -------------
liability or claim exists or, to the knowledge of Genius, is threatened against any such listed disposal site or against or involving Genius with respect to any transfer or release of Hazardous Materials to such disposal sites.

     f)  Capital Expenditures.  Except as set forth on Schedule 2.18, Genius is
         --------------------                          -------------
not aware of any capital expenditures which are required in order to comply with Environmental Laws.

2.19 Brokers' and Finders' Fees; Third Party Expenses.  Except as set forth on
     ------------------------------------------------
Schedule 2.19, Genius has not incurred, nor will it incur, directly or
-------------
indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the Acquisition or any other transaction contemplated hereby. Schedule 2.19 sets forth the
                                            -------------
principal terms and conditions of any such agreement, written or oral, with respect to such fees.

2.20 Labor Matters. Schedule 2.20 contains the following information concerning
     -------------  -------------
all New Autodesk Employees: date of birth, date of service commencement, other fringe or welfare benefits, and salary and bonuses for the period from January 1, 1997 until April 30, 1998. Genius is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Genius has not received any notice from any Governmental Entity, and to the knowledge of Genius there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Genius is a party or involving Genius, and there is neither pending nor, to Genius' knowledge, threatened any investigation or hearing concerning Genius arising out of or based upon any such laws, regulations or practices. No work stoppage or labor strike against Genius is pending, or, to the best knowledge of Genius threatened.

2.21 Insurance.  Schedule 2.21 lists all insurance policies and fidelity bonds
     ---------   -------------
covering the Genius Assets or the Business (other than those policies or bonds which apply exclusively to that portion of the Business which consists of the Retained Assets) and Genius' employees. Except as expressly set forth in
Schedule 2.21, there is no claim by Genius pending under any of such policies or
-------------
bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Genius is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar in size, type and otherwise, as relevant and material, to those of Genius in the same locales and meet applicable governmental requirements, if any, for such insurance. Genius has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.22 Compliance with Laws.  To the knowledge of Genius, Genius has complied
     --------------------
with, and Genius has not received any notices of violation with respect to, any statute, law or regulation, German or foreign, applicable to Genius.

2.23 Complete Copies of Materials.  Unless Genius or Dr. Baumann have advised
     ----------------------------
Autodesk to the contrary in writing prior to the Closing, Genius, and to the extent applicable, Dr. Baumann, have delivered or made available a true and complete copy of each document that has been requested by Autodesk or its counsel from each such person in relation to this Agreement.

2.24 Materials and Parts.  There is no actual or, to the knowledge of Genius,
     -------------------
threatened shortage of materials or parts from any source which reasonably would be expected to have a Material Adverse Effect on the portion of the Business which is being acquired by Autodesk herein.

2.25 Inventories.  All of the inventories of Genius reflected on the Summary
     -----------
Financial Information and Genius' books and records on the date hereof (as adjusted to eliminate any production costs allocated to inventory) were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with Genius' regular inventory practices and are set forth on Genius' books and records in accordance with the practices and principles of Genius consistent with the method of treating said items in prior periods. None of the inventory of Genius reflected on the Summary Financial Information or on Genius' books and records as of the date hereof (as adjusted to eliminate any production costs allocated to inventory) (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of Genius reasonably anticipated during the next six (6) months so as to cause a Material Adverse Effect after the Closing. The presentation of inventory on the Summary Financial Information conforms to generally accepted accounting principles in the Federal Republic of Germany, and such inventory is worth its stated value or more.

2.26 No Insolvency.  Genius will not be rendered insolvent by the sale, transfer
     -------------
and assignment of the Genius Assets pursuant to the terms of this Agreement.

2.27 Representations Complete.  None of the representations or warranties made
     ------------------------
by Genius and/or Dr. Baumann (as modified by the Disclosure Schedules), nor any statement made in any Exhibit or certificate furnished by Genius or Dr. Baumann pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or to the knowledge of Genius or Dr. Baumann omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to Genius which reasonably would be expected to have a Material Adverse Effect that has not been set forth in this Agreement, except those facts concerning general economic, financial, technical, legislative, regulatory or other matters such as may generally impact all businesses of the type operated by Genius.

                                   SECTION 3

                   REPRESENTATIONS AND WARRANTIES OF AUTODESK


Autodesk represents and warrants to Genius as follows:

3.1  Organization, Standing and Power.  Autodesk, Inc. is a corporation duly
     --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, United States. Autodesk Development B.V. is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands and qualified to do business in Switzerland as represented herein. Autodesk GmbH is a limited liability company duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany.
Autodesk has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Autodesk to consummate the Acquisition and the other transactions contemplated hereby.

3.2  Authority.  Autodesk has all requisite legal power and authority to enter
     ---------
into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Autodesk. This Agreement, and all other agreements necessary to consummate the Acquisition and the other transactions contemplated have been, or at the Closing, will be, duly executed and delivered by Autodesk and constitutes, or at the Closing will constitute, the valid and binding obligation of Autodesk, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy or similar laws by general principles of equity, or by laws restricting arbitration, regardless of whether such enforceability is considered in equity, at law, or in arbitration. Autodesk has made all public disclosures in relation to this Agreement, the Acquisition and the other transactions that are contemplated hereby that are required by applicable laws in a timely, lawful and responsible manner. The execution and delivery of this Agreement by Autodesk does not, and, as of the Closing, the consummation of the Acquisition and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination cancellation or acceleration of any material obligation or the loss of any material benefit under (i) any provision of the governing documents of Autodesk or (ii) statute, law, ordinance, rule or regulation applicable to Autodesk or its properties. Other than voluntary notices to competition authorities, to the knowledge of Autodesk, no consent, waiver, approval, or authorization of, or notice to any third party, including without limitation any Governmental Entity, is required by or with respect to Autodesk in connection with the execution and delivery of this Agreement or the consummation of the Acquisition and the other transactions contemplated hereby, other than the consent to assignment of agreements as set forth in Schedule 2.13.
         -------------

3.3  Consents.  Autodesk has obtained or will obtain prior to the Closing Date
     ---------
all necessary consents, authorizations, approvals and orders, and shall have made all registration, qualifications, designations, declarations or filings with all federal, state, foreign, local or other relevant governmental and other authorities which are required to be made on the part of Autodesk in connection with the consummation of the Acquisition, as well as all other transactions that are contemplated by this Agreement.

3.4  Cash Consideration.  Autodesk currently has available, and at the Closing
     ------------------
Date will continue to have available, sufficient cash to enable it to perform its obligations under this Agreement.

3.5  Non-Contravention; Consents.  Neither the execution and delivery of this
     ---------------------------
Agreement by Autodesk, nor the consummation or performance of the Acquisition or any of the transactions contemplated hereby by Autodesk, will (with or without notice or lapse of time or both) contravene, conflict with or result in a material violation of, or give any Governmental Entity or other person the right to challenge any of such transactions or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign or other law, statute, ordinance, code, decree, rule, regulation or ruling issued, enacted, adopted, implemented or otherwise put into effect by or under the authority of any Governmental Entity to which Autodesk is subject or by which Autodesk is regulated or otherwise governed. Autodesk is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any Governmental Entity in connection with the execution and delivery of any of this Agreement by Autodesk or the consummation or performance of the Acquisition or any of the other transactions contemplated hereby by Autodesk.

3.6  Representations Complete.  None of the representations or warranties made
     ------------------------
by Autodesk, nor any statement made in any Exhibit or certificate furnished by Autodesk pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3.7  No Insolvency.  Autodesk will not be rendered insolvent by purchase of the
     -------------
Genius Assets pursuant to he terms of this Agreement.

3.8  Complete Copies of Materials.  Unless Autodesk has advised Genius to the
     ----------------------------
contrary in writing prior to the Closing, Autodesk has delivered or made available true and complete copies of each document that has been requested by Genius or its counsel.

3.9  Due Diligence Examination.  Autodesk will have completed its due diligence
     -------------------------
examination of Genius on or prior to the Closing, including without limitation, its financial statements and underlying accounting records, the environmental condition of its properties, its tax status, its accounting and actuarial methods, its assets, the general condition of its properties, its claims, its liabilities and its operations. Autodesk agrees to disclose to Genius any material and adverse findings that were clearly disclosed and identified by Autodesk during its due diligence examination prior to the Closing.

                                   Section 4

                       CONDUCT PRIOR TO THE CLOSING DATE

4.1  Conduct of Business of Genius.  During the period from the effective date
     -----------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Genius agrees to carry on its Business (other than the portion thereof which consists of the Retained Assets) in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with the continued conduct of such Business in such manner, use all reasonable efforts consistent with past practice and policies to preserve intact Genius' present business organizations, keep available the services of Genius' key New Autodesk Employees and preserve Genius' relationships with its customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Genius Assets, including without limitation, Genius' goodwill and the Business (other than the portion of the Business which consists exclusively of the Retained Assets) at the Closing Date. Genius shall promptly notify Autodesk of any event or occurrence or emergency not in the ordinary course of business of Genius, and any event which could have a Material Adverse Effect. Except (i) as expressly contemplated by this Agreement, (ii) for actions related to the disclosed reorganization of Genius and persons affiliated with it (Section 2.2 and Schedule 2.2), (iii) for actions affecting Non-Autodesk
                         ------------
Employees, and/or (iv) as may exclusively affect the portion of the Business which consists of the Retained Assets, Genius shall not, without the prior written consent of Autodesk (which shall not be withheld unreasonably and shall be given or refused promptly):

     a) Enter into any commitment or transaction not in the ordinary course of business (other than actions taken with regard to Genius by operation of law or as required to comply with applicable law);

     b) Transfer to any person or entity any rights to the Genius' Assets other than end user license agreements to Genius Products;

     c) Enter into or amend any agreements pursuant to which any other party is granted developmental, marketing, distribution or similar rights of any type or scope with respect to any of the Genius Products;

     d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of the Contracts;

     e)  Commence any litigation;

     f) Declare or pay any dividends on or make any other distributions whether in cash, stock or property with respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Genius, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

     g) Except for the issuance of shares of capital stock of Genius upon exercise or conversion of any options or the contemplated reorganization, which is described in Section 2.2 and Schedule 2.2, issue, deliver or sell, or
                                ------------
authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

     h) Cause or permit any amendments to its governing organizational documents;

     i) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the Genius Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to that portion of the Business of Genius that is being acquired by Autodesk hereunder;

     j) Sell, lease, license or otherwise dispose of any of the Genius Assets, except in the ordinary course of business. With respect to the Genius Products, Genius agrees that it shall not change materially product pricing, product discount levels, payment terms or royalties set or charged by Genius. Genius agrees that in the event that revenue for the Genius Products for the month of April, 1998 exceeds the average monthly revenue for the Genius Products for the three (3) month period from January 1, 1998 through March 31, 1998 by more than fifty percent (50%), all revenue received by Genius which is in excess of that threshold shall be paid in full to Autodesk within thirty (30) days of Closing. All revenue referred to in the preceding sentence shall be net of returns, cost of goods and other direct costs associated with the fulfillment of these orders.

     k) Incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business, or, issue or sell any debt securities of Genius or guarantee any debt securities of others (other than the Promissory Note to be delivered to Dr. Baumann by Genius for the conveyance of the Baumann Licensed Materials);

     l) Voluntarily grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

     m) Adopt or amend any Benefit Arrangements, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

     n) Revalue any of its Genius Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     o) Pay, discharge or satisfy, in an amount in excess of $10,000.00 (in any one case) or $50,000.00 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or liabilities reflected or reserved against in the underlying accounting records;

     p) Enter into any strategic alliance or joint marketing arrangement or agreement other than exclusively in relation to the Retained Assets; or

     q) Agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through (p) above, or take (or agree in writing to take) any other action that would prevent Genius from performing or cause Genius not to perform its covenants hereunder.

4.2  Special Exceptions.  Notwithstanding the foregoing, Section 4.1 shall not
     ------------------
be construed to prevent:

     a) the contemplated reorganization of Genius and persons affiliated with it, as described in Section 2.2 and Schedule 2.2 provided that such reorganization does not materially impact the interests of Autodesk, in the Acquisition and the other transactions that are contemplated hereby, and is done in a manner that is substantially consistent with the plan of reorganization which constitutes a part of Schedule 2.2 or otherwise is done in a form and substance reasonable acceptable to Autodesk (which acceptance shall not be withheld unreasonably and shall be given or refused promptly); or

     b) the payment, prior to Closing, of severance or bonus payments to Dr. Baumann, Mr. Udo Siegemund and Mr. Michael Nagel pursuant to written agreements which shall provide or otherwise assure that no liability shall be assumed by or imposed upon Autodesk and which shall be in form and amount reasonably acceptable to Autodesk (which acceptance shall not be withheld unreasonably and shall be given or refused promptly).

4.3  No Solicitation.  Until the earlier of (i) the Closing, and (ii) the date
     ---------------
of termination of this Agreement, Genius will not (nor will Genius permit any of Genius' officers, directors, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any third party other than Autodesk and its designees:

     a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or any portion of Genius' Business and properties of Genius, whether by merger, purchase of Genius Assets, tender offer or otherwise (other than the Retained Assets) or capital stock, except in conjunction with the above-referenced contemplated reorganization of Genius and persons affiliated therewith as described in
Section 2.2 and Schedule 2.2;

     b) Up until a public announcement is made in accordance with Section 5.5, and except as required by law (in the opinion of outside counsel who is mutually acceptable to Autodesk and Genius), including fiduciary duties required by law, disclose any information not customarily disclosed to any person other than its attorneys, accountants or financial or tax advisors concerning

Genius' Business and properties (other than Retained Assets) or afford to any person or entity access to its properties, books or records; or

     c) assist or cooperate with any person to make any proposal to purchase all or any part of Genius' capital stock or Genius Assets, other than selling products of Genius in the ordinary course of business and except for the reorganization of Genius which is described in Section 2.2 and Schedule 2.2.

In the event Genius shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, Genius shall immediately inform Autodesk as to any such offer or proposal.

4.4  European Cartel Filings.  Autodesk and Genius, with the cooperation and
     -----------------------
approval of each other (which approval shall not be withheld unreasonably and shall be given or refused promptly), shall make all filings that are necessary, appropriate or customarily in relation to the laws governing trade regulations of all governmental bodies or authorities in Europe with proper jurisdiction.

                                   SECTION 5

                             ADDITIONAL AGREEMENTS

5.1  Genius Shareholder Approval.  As promptly as is practicable after the
     ---------------------------
execution of this Agreement, Genius shall submit this Agreement and the Acquisition and the other transactions contemplated hereby to its shareholders for approval and adoption as provided by German law and Genius' governing legal documents. Genius shall use its best efforts to solicit and obtain the written consent, or vote at a duly convened meeting, of its shareholders sufficient to approve the Acquisition, the other transactions contemplated hereby and this Agreement and to enable the Closing to occur as promptly as is practicable. The materials submitted to Genius' shareholders shall include information regarding Genius, the terms of the Acquisition, the other transactions contemplated hereby and this Agreement and the recommendation of the Managing Directors of Genius in favor of the Acquisition and this Agreement, in accordance with governing law of the Federal Republic of Germany and governing documents of Genius.

5.2  Access to Information.  Except for access to the source codes of the Genius
     ---------------------
Products and access to the Genius's employees without Genius' prior consent, Genius shall afford Autodesk and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (a) all of Genius' properties, books, contracts, commitments and records, (b) the employees, customers and suppliers of Genius, and (c) all other information concerning the business, properties and personnel of Genius as Autodesk may reasonably request (subject to restrictions imposed by applicable law and also subject to all applicable agreements pertaining to confidentiality. Genius agrees to provide, in strict confidence but without any warranty or representation except as expressly set forth in
Section 2 of this Agreement to Autodesk and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this
Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition and the other transactions contemplated hereby.

5.3  Confidentiality.  Each of the parties hereto hereby agrees to keep such
     ---------------
information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the Acquisition and the other transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (after the other affected party or parties are given as much advanced notice thereof as is reasonably possible in order to permit them to obtain a protective order or other appropriate relief) or (f) which is disclosed in the course of any litigation between any of the parties hereto. This provision, however, shall supplement, but shall not supersede or otherwise modify, the terms and provisions of the Reciprocal Confidentiality Agreement dated January 12, 1998, as thereafter modified on February 11, 1998, between Genius and Autodesk.

5.4  Expenses.  Whether or not the Acquisition is consummated, all fees and
     --------
expenses incurred in connection with the Acquisition and the other transactions contemplated hereby including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Acquisition and the other transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

5.5  Public Disclosure.  Unless otherwise required by law (in which case the
     -----------------
disclosing party shall employ best efforts to provide the other parties hereto with as much notice as possible under applicable law of the requirement of disclosure and the content of the disclosure) or by this Agreement, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of or Acquisition and the other transactions contemplated by this Agreement shall be made unilaterally by Genius or Autodesk, unless approved by the other party prior to any such release (which approval shall not be withheld unreasonably and shall be given or refused promptly). Notwithstanding this
Section 5.5 or anything else in this Agreement, the parties hereto agree that Autodesk and Genius may publicly disclose this Agreement and the transactions contemplated hereby not earlier than May 4, 1998. Such disclosure may be in the form of the issuance of the press release(s) substantially as set forth in Exhibit L ("APPROVED PRESS RELEASE(S)"), as well as providing question and
---------
answer documents and other verbal and written information which is substantially consistent with the "APPROVED PRESS RELEASE(S)". Autodesk shall make best efforts to provide Genius and Dr. Baumann with as much notice as possible of the intended date of such public disclosure. Each party shall designate, concurrently with the execution of this Agreement, a primary contact person for resolving issues regarding the party's disclosure or confidentiality obligations under this Agreement as well as other issues which may arise as a result of the public disclosure of the Acquisition and the other transactions contemplated hereby in accordance with the provisions of this Section 5.5. Until further notice, Dr. Baumann shall be such primary contact person for Genius and himself, and Stephen Murphy shall be such primary contact person for Autodesk. Prior to any public announcement, the parties shall agree to contact, in strict confidence and in advance, certain persons or entities, such as Thomas Publishing Company and the employees of Genius, in a manner that is mutually acceptable to Genius and Autodesk.

5.6  Break-Up Fee.  In the event that this Agreement  is terminated or the
     ------------
Closing does not occur, for any reason(s) other than for the reasons set forth below in Sections 5.6(a) through (c), inclusive, and following the public disclosure of this Agreement or the Acquisition for any reason whatsoever other than an unauthorized and intentional public disclosure by Genius in violation of the provisions of Section 5.5 hereof, then Autodesk shall be obligated to pay Genius on demand a sum, as liquidated damages and not as a penalty, equal to five percent (5%) of what would have been the cash portion of the Consideration as of May 4, 1998 ("Break-up Fee"). No Break-up Fee shall be due and owing if this Agreement is terminated, or Closing does not occur, for any of the following reasons:

     a)  Material Adverse Effect.  The occurrence or existence of a Material
         -----------------------
Adverse Effect under Sections 2.1 2.2, 2.8, 2.11, 2.12, 2.13 (except for third party consents), 2.15 or 2.16; or

     b)  Intervention by a Governmental Entity.  The inability of the parties to
         -------------------------------------
close the Acquisition and the other transactions referenced herein due to actual or overtly threatened injunction or prohibition by a Governmental Entity; or

     c)  Material Breach of Special Obligations by Genius or Dr. Baumann.  A
         ---------------------------------------------------------------
material breach by Genius and/or Dr. Baumann of his, its or their obligations under Section 1.7 which are for the benefit of Autodesk and which is not cured within twenty (20) Business Days after written notice thereof from Autodesk.

     For the purposes of this Section 5.6 only, the definition of "Material Adverse Effect" shall not include those factors concerning general economic or financial conditions or technical, legislative or regulatory changes (other than as set forth in Section 5.5(b)) which generally impact all business of the type operated by Genius.

     Genius and Autodesk agree that based upon the circumstances now existing, known and unknown, it would be impractical or extremely difficult to establish Genius' damage by reason of the termination of this Agreement or the non-occurrence of the Closing other than for the specially negotiated exceptions which are set forth above in Sections 5.6(a) through (c), inclusive. Accordingly, Autodesk and Genius agree that it would be reasonable at such time to award Genius "liquidated damages" equal to the amount of the Break-up Fee in lieu of damages and in order to fairly compensate it for the damages that Genius will likely suffer under such circumstances.

     Autodesk and Genius acknowledge and agree that the amount of the Break-up Fee is reasonable as liquidated damages and shall be Genius' sole and exclusive remedy in lieu of any and all other relief, right or remedy, at law or in equity, to which Genius might otherwise be entitled by reason of the termination of this Agreement or the non-occurrence of the Closing other than for the specially negotiated exceptions which are set forth above; provided, however, notwithstanding the foregoing and consistent with the provisions of Section 10.8 hereof, Genius may seek to cause Autodesk to specifically perform its duties, obligations, agreements, covenants and other commitments pursuant to the terms and provisions of this Agreement in lieu of, or as an alternative to, its seeking any damages from Autodesk under this Section 5.6.

     Upon Genius' receipt of the Break-up Fee from Autodesk, Genius and Dr. Baumann do forever waive and release Autodesk, its directors, officers, employees, agents, permitted assigns, successors and affiliates, and Autodesk does forever waive and release Genius, its directors, officers, employees, agents, permitted assigns, successors and affiliates and Dr. Baumann, his heirs, legatees, devises, permitted assigns, successors and agents from any and all liability arising out of or relating to this Agreement, the related agreements (other than the Reciprocal Confidentiality Agreement dated January 12, 1998, as modified on February 11, 1998) and the Acquisition and the other transactions contemplated therein, other than the obligations set forth in Sections 2.4, 2.19, 3.2, 3.5, 5.3, 5.4 and 5.5 of this Agreement. Genius, Dr. Baumann and Autodesk each acknowledges that their respective legal counsel has advised him or it, and that he or it is familiar with, the provisions of Section 1542 of the California Civil Code which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Being aware of said Code section, Genius expressly waives and relinquishes any rights or benefit it may have thereunder, as well as under any other state or federal statutes or common law principle of similar effect.

5.7  Consents.  Genius shall use its best efforts, with the reasonable
     --------
cooperation and assistance of Autodesk, to obtain all necessary consents, waivers and approvals under any of the Contracts as may be required in connection with the Acquisition and the other transactions contemplated hereby, so as to transfer to Autodesk all rights of Genius thereunder as of the Closing.

5.8  Best Efforts.  Subject to the terms and conditions provided in this
     ------------
Agreement, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations: to consummate and make effective the Acquisition and the other transactions that are contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Acquisition and the other transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that except as contemplated in this Agreement and related documents, neither Genius nor Autodesk shall be required to agree to any divestiture by it or any of its subsidiaries or affiliates of shares of capital stock or of any business, Genius Assets or Retained Assets, as applicable, or other property of it or its subsidiaries or affiliates, or the imposition of any material and adverse limitation on the ability of any of them to conduct their businesses or to own or exercise control of such Genius Assets or Retained Assets, as applicable, or any other properties and stock.

5.9  Notification of Certain Matters.  Each party hereto shall give prompt
     -------------------------------
notice to the other parties hereto of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty by such party as set forth in this Agreement to be untrue or inaccurate at or prior to the Closing Date, and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

5.10 Additional Documents and Further Assurances.  Each party hereto, at the
     -------------------------------------------
request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of this Agreement and the Acquisition and the other transactions that are contemplated hereby.

5.11 Tax Returns.  Genius shall be responsible for and pay when due (i) all of
     -----------
Genius' Taxes attributable to or levied or imposed upon the Genius Assets relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date (other than as expressly provided to the contrary in Sections 1.5(c) and Section 1.5(d)) and (ii) all Taxes attributable to, levied or imposed upon, or incurred in connection with the Genius' business operations relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date (other than as expressly provided to the contrary in Sections 1.5(c) and Section 1.5(d)). Genius shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all of Genius' Tax Returns required to be filed in connection with the Genius Assets and any portion of any such Tax Returns connected therewith shall be true and correct and completed in accordance with applicable laws. Autodesk shall be responsible for and shall pay when due all of Autodesk's Taxes attributable to or levied or imposed upon the Genius Assets and/or business operations pertaining thereto in any way, relating or pertaining to the period (or that portion of any period) occurring after the Closing Date (other than as expressly provided to the contrary in Sections 1.5(c) and Section 1.5(e)).

5.12 Payment of Taxes.  As of the Closing, Genius shall have (i) paid all Taxes
     ----------------
it is required to
pay as of such time and (ii) withheld with respect to its employees all Taxes required to be withheld as of such time.

5.13 General Assignments.  Genius shall employ its best efforts to secure the
     -------------------
assignment of, and Autodesk shall thereon assume all rental agreements, software licenses, software development, major accounts, ATC, dealer and distribution agreements, and acquire or assume other rights and obligations related to the development, enhancement, packaging, translation, compilation, marketing, sale, distribution and delivery of the Genius Products to end users, as well as all other Contracts and other agreements relating to the ownership, use, enjoyment or possession of the Genius Assets after the Closing. All such assignments shall contain, wherever possible, an unconditional and complete release of Genius from any and all liabilities and other responsibilities with respect to such agreements following their assignment to Autodesk. This Section 5.13 shall apply to those Contracts which are to be assigned to Autodesk in accordance with
Schedule 2.13 or as otherwise expressly set forth in this Agreement.
-------------

5.14 Rental Agreement and Sub-Rental Agreement.  On or before Closing, Autodesk
     -----------------------------------------
shall enter into a sub-rental agreement with Genius which shall be in the form of Exhibit J to occupy a portion of the current office space of Genius in
   ---------
Amberg, Germany. Upon expiration of such sub-rental agreement, Autodesk shall enter into a rental agreement, which shall be consistent with the provisions of the agreement that is in the form of Exhibit K, with Dr. Baumann for the use and
                                     ---------
occupation of office space which Dr. Baumann agrees to use his best efforts to develop in Amberg, Germany.

5.15 License Back of Technology.  Concurrently with the Closing, Autodesk shall
     ---------------------------
grant back to Genius a license to certain parametric technology and other technology in accordance with Exhibit H. Genius shall also retain the related
                              ---------
licenses from D-Cubed, Ltd. and Spatial Technology.

5.16 PowerParts Distribution Agreement.  Concurrent with Closing, Autodesk shall
     ---------------------------------
execute and deliver an agreement with Genius which shall be in the form of
Exhibit I to distribute the PowerParts product in a bundle with specified
---------
products of Autodesk.

5.17 Independent Nature of the Independent/Supplemental Agreements.  Each of the
     -------------------------------------------------------------
independent agreements, which is referenced in this Agreement ("INDEPENDENT/SUPPLEMENTAL AGREEMENTS"), shall be and constitute separate and independent agreements between the parties hereto and, as such, shall be enforceable independently in accordance with their respective terms, provisions and conditions. Any such Independent/Supplemental Agreements, all of which shall be effective after the Closing, shall survive the Closing and thereafter shall be in full force and effect without any reference to the other documents executed concurrently herewith, unless such terms, provisions and conditions of this Agreement are specifically incorporated, in specified part, into such Independent/Supplemental Agreements by a separate written agreement other than this Agreement.

                                   SECTION 6

                         CONDITIONS TO THE ACQUISITION

6.1  Conditions to Obligations of Each Party to Effect the Acquisition and the
     -------------------------------------------------------------------------
Other Related Transactions.  The respective obligations of each party to this
--------------------------
Agreement to effect the Acquisition and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

     a)  Shareholder Approval.  The Agreement, the Acquisition and the other
         --------------------
transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Genius.

     b)  No Injunctions or Restraints; Illegality.  No temporary restraining
         ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition or any other transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, or any such other transactions contemplated hereby, which makes the consummation of the Acquisition or any other transaction illegal.

     c)  Legal Requirements.  All legal requirements for the valid consummation
         -------------------
by Autodesk and Genius of the Acquisition and any and all other transactions which are contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all governmental authorities required to be obtained in order to permit the consummation of the Acquisition and any and all other transactions which are contemplated by this Agreement shall have been obtained.

     d)  Indemnity Escrow Agreement.  Genius and Autodesk shall have executed
         ---------------------------
and delivered the Indemnity Escrow Agreement (as defined in Section 7.1 of this Agreement) in the form attached hereto as Exhibit A, and such Indemnity Escrow
                                          ---------
Agreement shall be in full force and effect.

     e)  Non-Competition and Non-Solicitation Agreement.  Autodesk, Genius and
         -----------------------------------------------
Dr. Baumann shall have executed and delivered the Non-Competition and Non-Solicitation Agreement in the form attached hereto as Exhibit P.
                                                      ---------

     f)  Assumption/Assignment Agreement.  Autodesk and Genius shall have
         -------------------------------
executed and delivered the Assignment and Assumption Agreement in the form attached hereto as Exhibit B.
                   ---------

     g)  Key Employees.  Messrs. Udo Siegemund, Stefan Duda, Frank Lippold,
         -------------
Robert Graf, Norman Roith and Peter Hummel shall have signed employment contracts with Autodesk GmbH conditioned upon Closing.

6.2  Additional Conditions to Obligations of Genius.  The obligations of Genius
     ----------------------------------------------
to consummate and effect this Agreement and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Genius:

     a)  Representations, Warranties and Covenants.  The representations and
         -----------------------------------------
warranties of Autodesk in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, and Autodesk shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Autodesk as of the Closing Date.

     b)  Certificate of Autodesk.  Genius shall have been provided with a
         -----------------------
certificate in the Form of Exhibit M duly executed on behalf of Autodesk by its
                           ---------
duly authorized officer(s) to the effect that, as of the Closing Date:

          (i) all representations and warranties made by Autodesk in this Agreement are true and complete; and

          (ii) all covenants, obligations and conditions of this Agreement to be performed by Autodesk on or before such date have been so performed.

     c)  Claims.  There shall not have occurred any claims (whether or not
         ------
asserted in litigation) which may materially and adversely affect the consummation of the Acquisition and the other transactions that are contemplated hereby or the Business or financial condition of Genius or Autodesk.

     d)  No Injunctions or Restraints on Retained Assets.  No temporary
         -----------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Genius' proposed sale of the Genius Assets, or limiting or restricting Genius' conduct or operation of the portion of the Business which constitutes the Retained Assets following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, which seeks any of the foregoing, be pending.

     e)  Autodesk's Corporate Action.  All corporate approvals required by law
         ---------------------------
or by this Agreement with respect to this Agreement, the Acquisition and any and all other transactions which are related to this Agreement shall have been taken by Autodesk.

     f)  Autodesk Bundled Distribution Agreement.  Genius and Autodesk shall
         ---------------------------------------
have executed and delivered the Autodesk Bundled Distribution Agreement in the form of Exhibit I hereto.
        ---------

     g)  Technology License Agreement.  Genius and Autodesk shall have executed
         ----------------------------
and delivered the Technology License Agreement in the form of Exhibit H hereto.

     h)  Sub-Rental Agreement.  Autodesk and Genius shall have executed and
         --------------------
delivered the Sub-Rental Agreement in the form attached hereto as Exhibit J.
                                                                  ---------

     i)  Rental Agreement.  Autodesk and Dr. Baumann shall have executed and
         ----------------
delivered the Rental Agreement in the form attached hereto as Exhibit K.

6.3  Additional Conditions to the Obligations of Autodesk.  The obligations of
     ----------------------------------------------------
Autodesk to
consummate and effect this Agreement and the Acquisition and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Autodesk:

     a)  Representations, Warranties and Covenants.  The representations and
         -----------------------------------------
warranties of each Genius and Dr. Baumann in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, and Genius shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

     b)  Certificate Of Genius.  Autodesk shall have been provided with a
         ---------------------
certificate in the form of Exhibit N hereto duly executed on behalf of Genius by
                           ---------
a Managing Director to the effect that, as of the Closing Date:

          (i) all representations and warranties made by Genius in this Agreement are true and complete; and

          (ii) all covenants, obligations and conditions of this Agreement to be performed by Genius on or before such date have been so performed.


     c)  Certificate of Dr. Baumann.  Autodesk shall have been provided also
         --------------------------
with a certificate in the form of Exhibit O hereto duly executed by Dr. Baumann
                                  ---------
to the effect that, as of the Closing Date all representations and warranties made by Dr. Baumann in this Agreement are true and complete.

     d)  Claims.  There shall not have occurred any claims (whether or not
         ------
asserted in litigation) which may materially and adversely affect the consummation of the Acquisition and the other transactions that are contemplated hereby or the Business, the Genius Assets or financial condition of Genius or Autodesk.

     e)  Third Party Consents.  Genius shall have employed best efforts, with
         --------------------
the reasonable cooperation of Autodesk, to obtain any and all consents, waivers, and approvals required from third parties relating to the Contracts so as to assign all rights of Genius thereunder to Autodesk as of the Closing shall have been obtained. Notwithstanding the foregoing, Autodesk may elect to waive the requirement set forth in this Section 6.3(e) with respect to one or more Contracts; in which case Genius shall be relieved of the obligation and no liability shall attach to Genius for the failure to secure such consents, waivers, and approvals.

     f)  No Injunctions or Restraints on Conduct of Business.  No temporary
         ---------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Autodesk's proposed Acquisition of the Genius Assets, or limiting or restricting Autodesk's conduct or operation of the portion of the Business which is to be acquired by it in the Acquisition, or its own business following the Closing of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

     g)  No Material Adverse Changes.  There shall not have occurred any
         ---------------------------
material adverse change in the Business, the Genius Assets or the results of operations or financial condition of Genius.

     h)  Third Party Rights.  No third party shall have any right of any nature
         ------------------
whatsoever (including, without limitation, any right to receive royalty payments) in respect of any of the Genius Assets which will cause a Material Adverse Effect, except rights to use Genius Products pursuant to licenses granted by Genius in the ordinary course of business.

     i)  Material Adverse Effect.  No other event shall have occurred prior to
         -----------------------
Closing which is likely to have a Material Adverse Effect after the Closing.

     j)  Summary Financial Information.  Genius shall deliver to Autodesk not
         -----------------------------
later than three (3) days prior to Closing the Summary Financial Information which shall constitute Exhibit F hereto and must be in form and content
                       ---------
reasonably acceptable to Autodesk. Not later than three (3) days prior to Closing, Genius shall deliver to Autodesk, without any warranty or representation whatsoever, Genius' good faith projection of certain summary financial information consisting of a profit and loss statement, listings of accounts payable, accounts receivable, the fixed Genius Assets and an inventory, which inventory shall include a listing of Genius Products and other related materials of Genius, such as storage media, user manuals, marketing brochures and the like, indicating quantity and cost as recorded in the underlying financial records of Genius as of the Closing Date ("CLOSING SUMMARY FINANCIAL INFORMATION") and shall deliver a final version of same within fifteen (15) Business Days after Closing, both of which must in form and content reasonably acceptable to Autodesk, and which shall be accurate and complete in all material respects and which may be relied upon by Autodesk (which obligation shall survive Closing).

     k)  Bill of Sale/General Assignment.  Autodesk and Genius shall have
         -------------------------------
executed and delivered the Bill of Sale and General Assignment of Assets in the form of Exhibit C hereto.
        ---------

     l)  Trademark Assignment.  Autodesk and Genius shall have executed and
         --------------------
delivered the Assignment of Trademarks in the form of Exhibit D hereto.
                                                      ---------

     m)  Copyright Assignment.  Autodesk and Genius shall have executed and
         --------------------
delivered the Assignment of Copyrights in the form of Exhibit E hereto.
                                                      ---------

     n)  Baumanns' Disclaimer and Assignment Document.  Dr. Baumann and Annette
         --------------------------------------------
Baumann, his spouse, shall have executed and delivered the Disclaimer of Dr. Georg Baumann and Annette Baumann in the form of Exhibit G hereto, as well as a
                                                 ---------
copy of any document memorializing the assignment by Dr. Baumann to Genius of the Baumann Licensed Materials which is not part of or referenced in Schedule 2.12(a) hereto and which must be in form and content reasonably acceptable to Autodesk.

                                   SECTION 7

                              INDEMNITY AND ESCROW

7.1  Indemnity and Escrow Fund.  At the Closing Date, Autodesk shall deposit
     -------------------------
into escrow, by means of a wire transfer on the Closing Date of next day funds into a designated account of the Escrow Agent, five percent (5%) of the cash portion of the Consideration (the "ESCROW FUND"). The Escrow Fund and the related defense and indemnification obligations of Genius and Dr. Baumann, as well as the independent defense and indemnification obligations of Autodesk, shall be governed by the terms of the Indemnity Escrow Agreement in the form attached hereto as Exhibit A (the "INDEMNITY ESCROW AGREEMENT"). Payment to
                   ---------
Genius and/or Autodesk of amounts from the Escrow Fund, as well as the satisfaction of the respective obligations of defense and indemnification of Autodesk, Genius or Dr. Baumann, shall be contingent upon the occurrence or nonoccurrence of those certain events and circumstances which are set forth in the Indemnity Escrow Agreement and otherwise shall be governed by the terms, provisions and conditions of such agreement.

                                   SECTION 8

                       TERMINATION, AMENDMENT AND WAIVER

8.1  Termination.  This Agreement may be terminated and the Acquisition and the
     -----------
other transactions contemplated hereby may be abandoned at any time prior to the Closing Date only for the following reasons:

     a)  by mutual consent of Dr. Baumann, Genius and Autodesk;

     b) by Autodesk or Genius if: (i) the Closing has not occurred by May 4, 1998; (ii) there shall be a final nonappealable order of court with appropriate jurisdictional authority in effect preventing the consummation of the Acquisition or any other material transactions contemplated hereby; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated, issued or reasonably deemed applicable to the Acquisition or any other material transactions contemplated hereby by any Governmental Entity that would make consummation of the Acquisition or any other material transactions contemplated hereby illegal;

     c) by Autodesk (or by Genius to the extent that the condition described in phrase (i) of this Section 8.1 (c) could adversely and materially affect Genius) if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or reasonably deemed applicable to the Acquisition or any other material transactions contemplated hereby by any governmental entity, which would: (i) prohibit Autodesk's ownership or operation of all or a part of the portion of the Business that is to be acquired by Autodesk pursuant hereto or of the Genius Assets, or (ii) compel Autodesk to dispose of or hold separate all or a portion of the Business which is to be acquired by it hereunder or the Genius Assets or the other businesses of Autodesk as a result of the Acquisition or any other transactions contemplated hereby;

     d) by Autodesk if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Genius and/or Dr. Baumann and such breach has not been cured within twenty (20) Business Days after written notice to Genius and/or, as applicable, Dr. Baumann

(provided that, no cure period shall be required for a breach which by its nature cannot be cured);

     e) by Genius if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Autodesk and such breach has not been cured within twenty (20) Business Days after written notice to Autodesk (provided that, no cure period shall be required for a breach which by its nature cannot be cured); or

     f) by Genius if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Acquisition or any other transactions contemplated hereby by any Governmental Entity, which would: (i) prohibit Genius' ownership or operation of all or part of the portion of the Business which consists of the Retained Assets, or (ii) compel Genius to dispose of all or a portion of the Business which pertains to the Retained Assets as a result of the Acquisition or any other material transactions contemplated hereby.

     The term "BUSINESS DAY", as used in this Agreement shall mean all days in which the mails are regularly delivered in both the state of California and the Federal Republic of Germany and in which commercial banks are open regularly for business in both the state of California and the Federal Republic of Germany;

8.2  Effect of Termination.  In the event of termination of this Agreement as
     ---------------------
provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Autodesk or Genius, or their respective officers, directors or shareholders, or of Dr. Baumann provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3, 5.4, 5.5, 5.6 and Article 10 of this Agreement shall remain in full force and effect and survive any termination of this Agreement. In the event of any such termination, each party hereto shall return promptly to the other party hereto, or with the approval of such other party, certify the destruction of, all written documentation and other information which is delivered or otherwise given in tangible or electronic form.

8.3  Amendment.  This Agreement may be amended by the parties hereto at any time
     ---------
by execution of an instrument in writing signed on behalf of each of the parties hereto.

8.4  Extension; Waiver.  At any time prior to the Closing Date, Autodesk on the
     -----------------
one hand, and Genius and/or, as applicable, Dr. Baumann, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party or parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party or parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties.

                                   SECTION 9

                         CERTAIN POST-CLOSING COVENANTS

9.1  Discharge of Debts.  From and after the Closing Date, Genius shall promptly
     ------------------
and fully satisfy and discharge all of its indebtedness and any other liabilities and obligations then due and all such other indebtedness, liabilities and obligations as they become due as related to Genius' Assets which were incurred on or prior to the Closing Date, except for the Assumed Liabilities, or any liabilities specifically imposed upon by Autodesk by the provisions of this Agreement or any other related agreement which is referenced herein, and such liabilities and obligations as Genius shall be contesting in good faith. From and after the Closing Date and to the extent that Genius is or could be affected adversely thereby, Autodesk shall promptly and fully satisfy and discharge all of its indebtedness and any other liabilities and obligations then due and all such other indebtedness, liabilities and obligations as they become due which are related in any way to Genius' Assets after the Closing Date, as well as all Assumed Liabilities, except for such liabilities and obligations as Autodesk shall be contesting in good faith and except for any liabilities specifically imposed upon by Autodesk by the provisions of this Agreement or any other related agreement which is referenced herein.

9.2  Payment of Taxes.  Other than as set forth in Sections 1.5(c) and 1.5 (d),
     ----------------
hereof, Genius shall pay all Taxes, which pertain to the Genius Assets and which are incurred but not paid prior to Closing, in a timely manner and in accordance with applicable legal requirements. Genius and Autodesk each shall pay, after the Closing and in a timely manner, all Taxes required to be paid by them after the Closing as required by the other provisions of this Agreement and/or as a consequence of this Agreement, the Acquisition or any other transactions that are contemplated by this Agreement. Autodesk and Genius agree that they shall effect the delivery and transfer by electronic means of those Genius Assets which are capable of electronic transfer.

9.3  Post-Closing Access to the Pre-Closing Books and Records of Genius.  At all
     ------------------------------------------------------------------
times subsequent to the Closing and for as long as a party hereto specifies a reasonable basis therefor (as examples only and not in limitation, a tax audit, the assertion of a claim, or the involvement of such party in relevant litigation, arbitration or governmental proceedings), each party hereto shall afford the other parties hereto and their accountants, legal counsel and other representatives with full, convenient, reasonable and complete access, during all normal business hours subsequent to the Closing Date, to (and shall thereby cause such party to provide to such other parties and their representatives) all of the pre-Closing books and records of Genius held by such party and shall furnish all information that may be reasonably requested subsequent to the Closing in relation to this Agreement, the Acquisition, the other transactions that are contemplated herein or hereby, or the conduct of the Business prior to the Closing. Such other parties may, however, seek to impose reasonable restrictions upon such accessibility by the requesting party to protect its, his or their legitimate interests in trade secrets or other forms of proprietary and confidential information. Unless the parties hereto agree otherwise, all books and records, which are described in this Section 9.3, shall be maintained in a reasonably accessible manner and in accordance with applicable German and California laws for a minimum period of ten (10) years following the Closing. Such records may be destroyed by the custodial party if the other party does not object to such destruction within ninety (90) days after his, its or their receipt of written notice of an intent to destroy such documents.

9.4  Retention of Source Code for the Genius Products on Closing.  Genius shall
     -----------------------------------------------------------
deliver on

Closing, in a sealed container, and Autodesk shall retain in such unopened and sealed container for a period of five (5) years following Closing, a duplicate of the source code for the Genius Products as they existed as of the date of Closing ("Snap Shot of the Source"). Genius may request that the Snap Shot of the Source be produced solely for the following purposes:

     a) to assist Genius in the defense of a claim made against Genius which concerns or relates to the condition of the Genius Products as they existed on or before Closing, provided that under no circumstances shall the Snap Shot of the Source be voluntarily disclosed to any third party, including a judge, court, arbitrator or any other party, and Genius shall provide Autodesk with as much notice as is possible in the event of an official or judicial request for the Snap Shot of the Source, and shall assist Autodesk, in a manner consistent with Genius' interests, in securing a protective order to prelude or limit the disclosure of the Snap Shot of the Source; or

     b) In the event of a dispute arising in this Agreement regarding the condition of the Genius Products as they existed on or before Closing; provided that in this case, the parties agree that the Snap Shot of the Source shall not be disclosed to any third party other than the trier of fact or law, in accordance with arbitration or judicial proceedings involving Autodesk and one or more of the parties hereto.

     The Snap Shot of the Source shall be maintained in its original condition and in strict confidence by Genius at all times and shall not be used for any purpose whatsoever other than as expressly authorized in this Section 9.4. The rights and obligations set forth in this Section 9.5 may not be assigned, sold, or otherwise conveyed by Genius under any circumstances, without the written consent of Autodesk, such consent not to be unreasonably withheld and shall be promptly given or refused (the reorganization disclosed in Section 2 expressly consented to by Autodesk as it relates to this Section 9.4). Genius shall not make any copies of the Snap Shot of the Source, and shall promptly return same immediately after it is no longer needed for the purposes set forth in this
Section 9.4.

                                   SECTION 10

                               GENERAL PROVISIONS

10.1 Survival of Representations and Warranties.  The representations and
     ------------------------------------------
warranties of Genius Dr. Baumann, and Autodesk as set forth in Sections 2 and 3 of this Agreement shall survive the Acquisition and the other transactions contemplated herein and shall remain in effect and enforceable for the periods which are provided in Section 2 of the Indemnity Escrow Agreement.

10.2 Attorneys' Fees.  In the event of any arbitration or any action at law or
     ---------------
suit in equity in relation to this Agreement (including all post-Closing matters and/or obligations), the Prevailing Party (as defined below), in addition to all other relief or sums to which it may be granted or entitled, may call upon the non-Prevailing Party to pay a reasonable sum for its attorneys' fees and to pay all other costs and expenses that have been incurred by the Prevailing Party (including, without limitation, expert witness fees and costs, travel time and associated costs, copying costs, deposition costs, exhibit costs, fees and costs on appeal, fees and costs associated with execution on any judgment or order, special transcript costs, and the appointment of a special master or discovery referee), either directly or indirectly, in connection with said arbitration, action or suit, which sum shall be determined by the arbitrators in their proceedings or by the court in such litigation or in a separate action brought for that purpose. "PREVAILING PARTY" shall mean, for purposes of this Section 10.2, the party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim of Loss or Losses (as defined in the Indemnity Escrow Agreement which is attached hereto as Exhibit A) or other claim or
                                             ---------
claims, or its defense as defined by the court arbitrator or equivalent tribunal. The award of attorney's fees to a Prevailing Party shall be computed in accordance with the fee schedule, if any, of any court or the rules of any provider or sponsor of the forum for an arbitration. Should either party incur attorneys' fees in order to enforce the terms and conditions of this Agreement, including post-Closing covenants, whether or not a legal action is instituted, the party not in default shall be similarly entitled to reimbursement of such attorneys' fees and costs, in addition to any other remedies either party may have at law or in equity. Moreover, such Prevailing Party shall be entitled to recover any and all post-award or, if applicable, post-judgment costs, expenses, and attorneys' fees which are incurred in relation to the appeal of, or enforcing, any award in arbitration or any judgment relating to this Agreement, and such right of such Prevailing Party shall survive, and is not to be merged into, any such award or judgment.

10.3 Notices.  All notices and other communications hereunder shall be in
     -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of completed transmission) to the parties as follows:

          If to Autodesk:

               Richard Purtle, Esq.
               Corporate Counsel
               Autodesk, Inc.
               111 McInnis Parkway
               San Rafael, CA  94903
               Fax:   (415) 507-6126
               Phone: (415) 507-6745

          With a Copy to:

               Prof. Dr. Peter Chrocziel
               Bruckhaus Westrick Heller Lober
               Taunusanlage 11
               D-60329 Frankfurt, Germany AM Main
               Phone: 49-69-27-30-80
               Fax:   49-69-23-26-64

          If to Genius:

               Dr. Georg Baumann
               Managing Director
               Genius CAD Software GmbH
               Faberstrasse 9  92224
               Amberg, Germany
               Phone: 49-96-21-470772
               Fax:   49-96-21-470773

          With a Copy to:

               John A. Harkavy, Esq.
               Aiken, Kramer & Cummings, Incorporated
               111 Broadway, Suite 1500
               Oakland, CA 94607
               Phone  (510) 834-6800
               Fax    (510) 834-9017

          And:
               Herrn Dr. Fritz-Eckehard Kempter
               Dr. Kempter & Gierlinger
               Barer Str. 48, I.
               80799 Munchen
               Phone  49-89-288-258
               Fax    49-89-284-532

10.4 Interpretation.  When a reference is made in this Agreement to Schedules or
     --------------
Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. Each instance in this Agreement of the words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the words "WITHOUT LIMITATION". The table of contents and headings contained in this Agreement are for reference purposes only and shall not be construed to affect the meaning or interpretation of this Agreement. The words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Schedule, Exhibit or other subdivision. Similarly, the words "THEREIN", "THEREOF" and "THEREUNDER" and other words of similar import refer to a particular agreement or other instrument as a whole and not to any particular segment, part, paragraph, subparagraph or other subdivision. Any reference to a statute includes and refers to the statute itself, as well as to the rules and regulations made and duly promulgated pursuant thereto, and all amendments made thereto and in force currently from time to time and any statutes, rules or regulations thereafter duly made, enacted and/or promulgated, as may be appropriate, and/or any other governmental actions thereafter duly taken from time to time having the effect of supplementing or superseding such statutes, rules and/or regulations. The language in all parts of this Agreement shall be in all cases construed simply, fairly, equitably and reasonably, according to its plain meaning and not strictly for or against one or more of the parties hereto. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular; the masculine gender shall include the feminine and neuter genders and vice versa; the word "PERSON" shall include individuals, governmental agencies and entities, corporations, partnerships (general and limited), limited liability companies, or other entities or forms of association.

10.5 Counterparts.  This Agreement may be executed in one or more counterparts,
     ------------
all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The German translation of this document has been provided for convenience only, may not be executed and shall not be construed as an enforceable agreement. The parties agree that facsimile copies shall be deemed to be the equivalent of an original of such document.

10.6 Entire Agreement.  This Agreement, the Schedules and Exhibits hereto, and
     ----------------
the Indemnity Escrow Agreement and all other agreements which are referenced particularly herein as being in force and effect after the Closing between any two (2) or more parties hereto: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof excluding the Reciprocal Confidentiality Agreement between Autodesk and Genius dated January 12, 1998 as amended on February 11, 1998; (b) are not intended to confer upon any other person any rights or remedies hereunder, unless expressly provided otherwise; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

10.7 Severability.  In the event that any provision of this Agreement or the
     ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.8 Equitable or Extraordinary Remedies.  Each party hereto acknowledges that
     -----------------------------------
in the event of a breach of this Agreement by the other party, monetary damages will be inadequate, in which case the injured party shall be entitled to seek special, equitable or extraordinary relief, such as injunction or specific performance.

10.9 Other Remedies.  Except as otherwise provided herein or in the Indemnity
     --------------
Escrow Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.10  Governing Law and Arbitration.  This Agreement shall be governed in all
       -----------------------------
respects by and shall be construed under the laws of the State of California, United States, as such laws are applied to contracts between California residents entered into and to be performed entirely within such state and without any consideration of conflicts of law principles. The parties hereto expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in Paris by three (3) arbitrators appointed in accordance with the said Rules. Arbitration shall take place in Frankfurt, Germany, and shall be held in the English language (however testimony and other evidence in German or other languages will be permitted as long as the party, who is offering such testimony, provides a qualified English translator). The determination of the arbitrators shall be final, binding, non-appealable and enforceable in any jurisdiction in accordance with its terms.

     In modification and supplementation of such Rules of Conciliation and Arbitration of the International Chamber of Commerce and to the extent that such rules do not prohibit any such modification and supplementation by persons who elect voluntarily to be bound by such rules as so modified and supplemented, the parties hereto agree that any conciliation or arbitration pursuant to such rules shall be subject to the following understandings of the parties hereto:

          a) The Prevailing Party shall be awarded his, her or its attorneys' fees and all other costs and expenses that have been incurred by such Prevailing Party in conjunction with any arbitration, and the non-Prevailing Party shall pay, directly or indirectly as a reimbursement or otherwise, such fees, costs and expenses of the Prevailing Party. Unless the non-Prevailing Party can prove by clear and convincing evidence that any fees, costs and/or expenses were incurred unreasonably and unnecessarily by a Prevailing Party, all actually paid or invoiced attorneys' fees, expert and non-expert witness costs and expenses, and all other actually paid or invoiced out-of-pocket costs and expenses (legal and non-legal) of the Prevailing Party shall be awarded to such Prevailing Party and shall be paid, borne by or otherwise become ultimately the exclusive obligation of the non-Prevailing Party.

          b) There shall be three (3) arbitrators for each arbitration. Each party to an arbitration or, if applicable, each independent group of parties with substantially similar interests or acting in concert as contemplated by the provisions of this Agreement, shall be entitled to select an arbitrator from a list of six (6) candidates, who are nationals of any country or countries that such party may designate, which is to be provided by the Court of Arbitration of the International Chamber of Commerce. The third arbitrator shall be a national of a country in which no party resides and shall be selected by the two (2) arbitrators who have been designated by such parties. If either or both of such parties do not designate an arbitrator or arbitrators or if such two (2) arbitrators do not designate a third arbitrator in a timely manner, the Court of Arbitration of the International Chamber of Commerce shall appoint such arbitrator(s). The third arbitrator shall act as the chairman of any such arbitration.

          c) The arbitrators shall not be entitled to appoint their own experts and shall rely solely upon the expert testimony which is provided by the parties under circumstances where such experts are subject to cross-examination.

          d) In any such arbitration involving the establishment of a "MONETARY AMOUNT" (whether as damages, a value or otherwise), each independent party to such arbitration, or, if applicable, each independent group of parties with substantially similar interests or acting in concert as contemplated by the provisions of this Agreement, who will be affected directly by the decision of the arbitrators as to such Monetary Amount, shall submit to such arbitrators a specific and unqualified amount which is deemed by it or them, as appropriate, to represent such Monetary Amount, and the arbitrators must resolve any and all disputes regarding such Monetary Amount by selecting, without any deviation or compromise, one of the amounts so submitted to them as the Monetary Amount.

          e) The parties in any such arbitration shall be entitled to undertake expanded discovery, to the maximum extent permissible and possible and in a manner that is similar to the discovery that is permissible under the provisions of Title 9 of Part 3 of the Code of Civil Procedure of the State of California, United States of America, including Section 1283.05 thereof, and that type of expanded discovery shall be applicable to all matters which are to be or are arbitrated pursuant to this Agreement. The arbitrators shall be entitled to grant any and all extraordinary remedies and equitable relief, such as specific performance and injunctive relief. The arbitrators shall determine whether a dispute is subject to arbitration hereunder and shall resolve any and all matters relating to discovery.

          f) No arbitration, arising out of, or relating to, this Agreement shall include, by consolidation or joinder or in any other manner, any additional person who is not a party to this Agreement except for the Escrow Agent, who is identified in Exhibit A hereto, and except by a written consent,
                            ---------
containing a specific reference to this Agreement and the signatures of all affected parties to this Agreement and all parties to the proposed arbitration proceeding. Any such written consent to arbitration involving an additional party or parties shall not constitute consent to the arbitration of any other dispute not described therein.

          g) This agreement to arbitrate and any agreement to arbitrate with an additional party or parties, which is duly consented to by all parties concerned, shall be specifically enforceable under the prevailing arbitration law.

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

          h) In no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on such claim, dispute or other matter in question under the governing law and/or the provisions of this Agreement, would be barred by the applicable statute of limitations or the relevant provisions of this Agreement.

10.11  Rules of Construction.  The parties hereto agree that they have been
       ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement will be construed against the party drafting such agreement.

10.12  Accounting Terms.  Unless this Agreement provides to the contrary, all
       ----------------
accounting terms, which are not otherwise defined herein, shall have the same meanings assigned to them by, and the amounts attributed to those terms shall be computed in accordance with, generally accepted accounting principles as may be established and published, from time to time, by the relevant governmental entity and/or professional association in the country in which the pertinent financial statements are prepared or in which the other event or occurrence takes place.

10.13  Disclosure Schedules' and Autodesk's Disclosure Schedules' Updates and
       ----------------------------------------------------------------------
the Effect Thereof/Exceptions.  The provisions of this Section 10.13 shall take
-----------------------------
precedence over and govern any conflicting provision(s) of Section 8.4. The disclosing parties hereto shall promptly disclose to the other parties hereto if any material information contained in their representations and warranties is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided however that any such disclosure or correction shall not affect the rights of the parties hereto as provided hereinafter in this
Section 10.13. Any update of the Disclosure Schedules, as applicable, by the disclosing parties hereto after the date hereof, which constitutes a change in the representations and warranties of such disclosing party(ies), may be (but need not be) waived for purposes of Section 6.2(a) and/or Section 6.3(a), as appropriate, and if so waived, shall also constitute a waiver for all purposes of such section or sections. The consummation of the Closing shall be deemed to be, and shall itself constitute, an actual and a deemed waiver of and by all parties hereto for all purposes of Section 6.2(a) and/or Section 6.3(a), as appropriate, of the effect of all updates that are made to the Disclosure Schedules after the date hereof but prior to or on the Closing Date and also shall constitute an actual and a deemed waiver of and by all parties hereto of all of its rights under, and for all purposes of, Section 2 and/or Section 3, as appropriate, in relation to any matters that are so disclosed by the updated and/or modified Disclosure Schedules on or prior to the Closing Date. Any such update of the Disclosure Schedules by the disclosing parties hereto shall not allow this Agreement to be terminated unless the provisions of Section 8.1 provide to the contrary.

     Notwithstanding anything else in this Section 10.13 or elsewhere in this Agreement, Autodesk does not waive any claim, cause of action or legal right arising out of or relating to those items identified below, despite the fact that such item may be disclosed or partially disclosed in the Disclosure Schedules. All claims of the type identified in this Section 10.13 shall be governed by terms of the Indemnity Escrow Agreement:

     a) all claims of damages directly arising out of or relating to the license, proposed license, or the failure of Genius to procure an appropriate license with DIN Software GmbH to the extent that such action or inaction precludes Autodesk from continuing to operate such Business in a manner that is substantially consistent with past operations of the Business by Genius or requires Autodesk to pay additional compensation in order for Autodesk to do so;

     b) all claims arising out of or relating to the European patent claim # EPO-910-594-B1 of Patrick Megard and Serge Farve;

     c) all claims arising out of the relationship between Genius and Thomas Publishing Company;

     d) all claims directly arising out of or relating to the Confidentiality and Non-Competition Agreement dated January 21, 1998, between Genius and Mechanical Dynamics, Inc., to the extent that Autodesk is precluded from continuing to operate such Business in a manner that is substantially consistent with past operations of the Business by Genius or to the extent Autodesk is required to pay compensation in order to so conduct the Business; and

     e) all claims which relate to or arising out of matters which were disclosed on the Disclosure Schedules, which disclosures contained material inaccuracies or omissions of material facts as of the Closing Date. By way of example, if Genius has disclosed a distributorship agreement, but has failed to disclose that such distributorship agreement is exclusive as of the Closing Date, there would be no waiver of any claim arising out of such distributorship agreement.

10.14  Successors and Assigns.  Except as otherwise expressly provided herein or
       ----------------------
in the related agreements specifically to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, legatees, devisees, and legal or personal representatives. This Agreement may not be assigned without the consent of the other party hereto, such consent not to be unreasonably withheld and which shall be granted or refused promptly.

10.15  Delays, Omissions, Waivers.  Other than to the extent that it is provided
       --------------------------
to the contrary by the other provisions of this Agreement, no delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any other party hereto shall impair any right, power or remedy of a non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or acquiescence therein or thereto, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default by any party hereto be deemed to be a waiver of any other breach or default theretofore or thereafter occurring. Other than to the extent that it is provided to the contrary by the other provisions of this Agreement, no waiver of any breach or of any condition, covenant or agreement herein shall constitute a continuing waiver or a waiver of any subsequent breach of the same or any other condition, covenant or agreement. Other than to the extent that it is provided to the contrary by the other provisions of this Agreement, any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any terms, provisions or conditions of this Agreement, must be in writing and signed by the waiving party and shall be effective only to the extent specifically set forth in such writing.

10.16  Monetary Conversion.  All references in Sections 2 and 4 hereof to
       -------------------
amounts in U.S. Dollars shall be converted into their DM equivalents at the Spot Exchange Rate as published in The Wall Street Journal on the effective date
                              -----------------------
hereof.

10.17  Apportionment of the Genius Assets between the Autodesk Parties.
       ----------------------------------------------------------------
Autodesk, Inc., Autodesk Development B.V. and Autodesk GmbH agree that the Genius Assets shall be divided between them in the manner set forth on Exhibit Q, effective concurrently with Closing. This Section 10.17 shall not affect the responsibilities, liabilities and obligations of Autodesk as set forth in this Agreement and in the related agreements.

     IN WITNESS WHEREOF, Autodesk and Genius have caused this Agreement to be signed by their duly authorized respective officers, and Dr. Baumann is signing this Agreement individually for the limited purposes specified particularly herein, all as of the effective date first written above.


AUTODESK, INC.                    GENIUS CAD SOFTWARE GmbH


By: /s/ Dominic Gallello            By: /s/ Dr. Georg Baumann
    --------------------                -------------------------
  Dominic Gallello,                 Dr. Georg Baumann,
  Vice President                    Managing Director


AUTODESK DEVELOPMENT B.V.


By: /s/ Mike Sutton                 By: /s/ Dr. Georg Baumann
    ---------------------               -------------------------
  Mike Sutton                       Dr. Georg Baumann, as an individual only
  Directeur                         for the purposes set forth in this
                                    Agreement


AUTODESK GmbH


By: /s/ Eric Herr
    ---------------------
  Eric Herr
  Managing Director